                                                               EXHIBIT 10.2



                        TERM LOAN AND SECURITY AGREEMENT


                                    BETWEEN


                             VLSI TECHNOLOGY, INC.
                                  AS BORROWER


                                      AND


                            HELLER FINANCIAL, INC.,
                                   AS LENDER


                         CLOSING DATE:   June 17, 1994


                         PRINCIPAL AMOUNT:  $20,000,000

                               TABLE OF CONTENTS

1.   Definitions, Terms and References                    1

     1.1   Certain Definitions                            1
     1.2   Use of Defined Terms                           5
     1.3   Accounting Terms.                              5
     1.4   UCC Terms                                      5
     1.5   Terminology                                    5
     1.6   Exhibits                                       6

2.   The Financing                                        6

     2.1   Term Loan Facility                             6
     2.2   Application for Term Loan                      6
     2.3   Amortization                                   6
     2.4   Interest                                       7
     2.5   Term Notes                                     7
     2.6   Security/Deposit Fees                          7
     2.7   Late Charge                                    8
     2.8   Prepayment                                     8
     2.9   Nature of Charges Imposed                      9
     2.10  Savings Clause                                10

3.   Security Interest -- Collateral                     11

     3.1   Good Title; No Existing Encumbrances          11
     3.2   Right to Grant Security Interest;
             No Further Encumbrances                     12
     3.3   Condition of Collateral; Casualty             12
     3.4   Collateral Free and Clear                     12
     3.5   Waivers                                       12
     3.6   Further Assurances                            12
     3.7   Right to Inspect                              13
     3.8   Change of Name                                13
     3.9   Change of Location                            13

4.   General Representations and Warranties              13

     4.1   Existence                                     13
     4.2   Authority                                     13
     4.3   No Material Litigation                        14
     4.4   Payment of Taxes                              14
     4.5   No Violations Generally                       14
     4.6   Financial Statements; Liabilities             14
     4.7   Pollution and Environmental Control           15

5.   Affirmative Covenants                               15

     5.1   Books and Records                             15
     5.2   Periodic Financial Statements                 15
     5.3   Annual Financial Statements                   15
     5.4   Maintenance of Insurance                      15

     5.5   Preservation of Existence                     16
     5.6   Compliance with Laws                          16
     5.7   Environmental Compliance Indemnity            17
     5.8   Events of Default, Etc.                       17

6.   [Reserved]                                          17

7.   Events of Default                                   17

     7.1   Term Notes                                    17
     7.2   Other Obligations                             17
     7.3   Misrepresentations                            17
     7.4   Covenants                                     18
     7.5   Other Defaults                                18
     7.6   Voluntary Bankruptcy                          18
     7.7   Involuntary Bankruptcy                        18
     7.8   Loss of Collateral                            18

8.   Remedies                                            19

     8.1   Acceleration of the Obligations               19
     8.2   Remedies of a Secured Party                   19
     8.3   Repossession of the Collateral                20
     8.4   Other Remedies                                20

9.   Miscellaneous                                       20

     9.1   Waiver                                        20
     9.2   Governing Law                                 20
     9.3   Survival                                      20
     9.4   No Assignment by Borrower;
           Lender may Assign/Participate                 21
     9.5   Counterparts                                  21
     9.6   Reimbursement                                 21
     9.7   Successors and Assigns                        22
     9.8   Severability                                  22
     9.9   Notices                                       22
     9.10  Entire Agreement - Amendment                  23
     9.11  Time of the Essence                           23
     9.12  Interpretation                                23
     9.13  Lender Not a Joint Venturer                   23
     9.14  Jurisdiction                                  23
     9.15  Payment on Non-Business Days                  24
     9.16  Waiver of Rights                              24
     9.17  Cure of Defaults by Lender                    24
     9.18  Recitals                                      24
     9.19  Attorney-in-Fact                              24
     9.20  Sole Benefit                                  24
     9.21  Remedies                                      24
     9.22  Indemnity                                     25
     9.23  Acceptance                                    25

10.  Conditions Precedent                                25

     10.1  Conditions Precedent to Lender's
           Initial Term Loan                             25
     10.2  Conditions Precedent to Each
           Term Loan                                     26

EXHIBITS

     EXHIBIT A -    Schedule of Equipment Collateral.....29
     EXHIBIT B -    Form of Term Loan Addendum...........30
     EXHIBIT C -    Form of Term Note....................32
     EXHIBIT D -    Form of Opinion of Counsel...........34
     EXHIBIT E -    Form of Secretary's Certificate......35
     EXHIBIT F -    Form of Compliance Certificate.......36
     EXHIBIT G -    Form of Pay Proceeds
                    Instructions Letter..................37

TERM LOAN AND SECURITY AGREEMENT

       THIS TERM LOAN AND SECURITY AGREEMENT ("Agreement"), made, entered into and effective as of the 17th day of June, 1994, by and between VLSI TECHNOLOGY, INC., a Delaware corporation ("Borrower"), and HELLER FINANCIAL, INC., a Delaware corporation ("Lender");


                             W I T N E S S E T H :


       WHEREAS, Borrower has applied to Lender for a term loan fa-cility in the aggregate principal amount of up to Twenty Million Dollars ($20,000,000), the proceeds from which, when obtained, will be used by Borrower to finance the acquisition of new semiconductor manufacturing and testing equipment by Borrower in the State of Texas, California, or Arizona, all as more particularly described below; and

       WHEREAS, Lender has considered Borrower's request for such financing and is willing to extend such financing to Borrower for such purpose in accordance with the terms of this Agreement upon the execution of this Agreement by Borrower, compliance by Borrower with all of the terms and provisions of this Agreement and fulfillment by Borrower of all conditions precedent to Lender's obligations herein contained;

       NOW, THEREFORE, in consideration of the foregoing premises, to induce Lender to extend the financing provided for herein, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by Borrower, Lender and Borrower agree as follows:

       1.  DEFINITIONS, TERMS AND REFERENCES.

       1.1. Certain Definitions. In addition to such other terms as are elsewhere defined herein, as used in this Agreement and in any Exhibits, the following terms shall have the following meanings, unless the context requires otherwise:

       "Agreement" shall mean this Term Loan and Security
Agreement, as amended or supplemented from time to time.

       "Applicable Rate" shall mean the Fixed Rate or the Default
Rate, as made applicable to any Term Loan, pursuant to Section 2.4 hereof.

       "Assignee" shall mean any Person to whom, now or hereafter, Lender assigns all its right, title, or interest in one or more
Term Loans hereunder and in certain of the Obligations to the extent they relate to the Term Loan(s) so assigned.

       "Bankruptcy Code" shall mean Title 11 of the United States
Code, as amended from time to time.

       "Borrower" shall have the meaning ascribed thereto in the initial recitals to this Agreement.

       "Business Day" shall mean a day on which Lender is open for the conduct of business at its office in San Francisco, California and Chicago, Illinois.

       "Closing Date" shall mean the date of this Agreement, as specified hereinabove.

       "Collateral" shall mean, collectively, the Equipment Col-lateral and any and all other property of Borrower described in
Article 3, or any part thereof, or elsewhere herein or in any Loan Document, all as the context shall require, in which Lender has, or is to have, or hereafter may obtain, a security interest, lien or encumbrance pursuant thereto, as security for payment of the Obligations.

       "Commitment Period" shall mean that period commencing on the Closing Date and concluding on the Commitment Termination Date.

       "Commitment Termination Date" shall mean December 31, 1994, or any earlier date on which either (i) this Agreement is terminated pursuant to its terms; or (ii) the maximum amount of the Term Loan Facility is fully disbursed to Borrower.

       "Compliance Certificate" shall mean a certificate of Borrower executed by the chief financial officer or treasurer of Borrower, on Borrower's behalf, stating that no Event of Default or Default Condition has occurred or exists, or if an Event of Default or Default Condition has occurred or exists, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto.

       "Default Condition" shall mean the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

       "Default Rate" shall mean that simple interest rate equal to two percent (2%) per annum in excess of the Fixed Rate.

       "Deposit" shall have the meaning given to such term in
Section 2.6.

       "Environmental Laws" shall mean all laws relating to the environment, public safety and health, and the regulation of contaminants, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.
Section 9601 et seq.), the Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499, 100 Stat. 163, the Hazardous
Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any analogous future federal, or present or future state or local laws and all rules and regulations promulgated pursuant thereto.

       "Equipment" shall mean that portion of the Equipment
Collateral that is described on any Term Loan Addendum and any amendment thereto.

       "Equipment Collateral" shall mean the new semiconductor manufacturing and testing equipment machinery similar to that described on Exhibit A attached hereto and used or useful in Borrower's business, and specifically described on Exhibit A attached to any Term Loan Addendum and any amendments thereto, and made a part hereof, together with any and all extensions, addi-tions, improvements, betterments, replacements and substitutions acquired with proceeds, or proceeds from a voluntary or involuntary sale, liquidation or conversion of any of the foregoing; and all attachments, additions and accessions thereto; all whether now or hereafter existing.

       "Equipment Loan" shall mean any Term Loan, the proceeds of which are used by Borrower to finance, or carry the financing of all, or portions of, the Equipment Collateral.

       "Event of Default" shall mean any of the events or condi-tions described in Article 7, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

       "Fixed Rate" shall mean, with respect to a particular Term Loan, a simple interest rate equal to the sum of: (i) the current yield-to-maturity on U.S. Treasury Notes having a maturity equivalent to the original maturity of the Term Loan, as disclosed in the Wall Street Journal three (3) working days before the relevant Loan Disbursement Date; plus (ii) 230 basis points (fixed three (3) days prior to the relevant Loan Disbursement Date).

       "GAAP" shall mean generally accepted accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors as in effect from time to time, and (b) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

       "Headquarters" shall mean the address of Borrower located at 1109 McKay Drive, San Jose, California 95131.

       "Independent Accountants" shall mean a firm of independent public accountants selected on behalf of Borrower by the Board of Directors of Borrower.

       "Lender" shall have the meaning ascribed thereto in the initial recitals to this Agreement. The term "Lender" shall also include any Assignee.

       "Loan Disbursement Date" shall mean that date occurring on or after the Closing Date but prior to the Commitment Termination
Date on which any Term Loan to Borrower is made pursuant to Section
2.1.

       "Loan Documents" shall mean this Agreement, each Term Note, each financing statement, and each and every other document, in-strument, certificate and agreement executed and/or delivered by Borrower in connection herewith, or any one, more, or all of the foregoing, all as the context shall require.

       "Material Adverse Change" shall mean any change occurring in the business, operations, properties or condition (financial or otherwise) of Borrower, which materially and adversely affects
(i) the ability of Borrower and its subsidiaries, on a consolidated basis, to own or operate their assets generally or conduct Borrower's business as a going concern, (ii) the ability of Borrower to pay the Obligations as and when due and payable or otherwise perform its obligations hereunder or under the other Loan Documents; or (iii) the Borrower's ability to pay or perform its obligations to its creditors generally.

       "Material Adverse Effect" shall mean an effect that has re-sulted in, will result in, or is reasonably likely to result in, a Material Adverse Change.

       "Obligations" shall mean and include any and all indebted-ness, liabilities and obligations of Borrower to Lender arising hereunder or as a result hereof, whether evidenced by the Term Notes or otherwise, and any and all extensions or renewals thereof in whole or in part

       "Participant" shall mean any Person to whom, now or hereaf-ter, Lender sells a participation interest in the Term Loan
Facility hereunder and in the Obligations (whether in whole or in part).

       "Permitted Encumbrances" shall mean: (i)liens for taxes, assessments, or similar charges, or liens of mechanics or materialmen or similar liens, in each case, incurred in the ordinary course of Borrower's business, if such liens are not yet due and payable or are being contested by appropriate proceedings (if they are being contested) provided that adequate reserves have been established in accordance with GAAP; and (ii) judgment liens, if the underlying judgment is being contested by appropriate proceedings, adequate reserves have been established, and levy and execution are stayed within thirty (30) days after entry of the judgment and continue to be stayed during the pendency of appeal.

       "Person" shall mean any individual, partnership, corporation, trust, unincorporated association, business trust, sole proprietorship, or joint venture, a government or any department, agency, political subdivision or instrumentality thereof, or any other entity or organization.

       "Term Loan" shall mean each term loan made by Lender to Borrower pursuant to Section 2.1 below. Each Term Loan will be an Equipment Loan. "Term Loans" shall refer, collectively, to all such loans from time to time outstanding.

       "Term Loan Addendum" shall mean and refer to each Term Loan Addendum, to be substantially in the form of Exhibit "B" attached hereto, to be executed by Borrower on or subsequent to the Closing Date in conjunction with its application for the making of a Term Loan in accordance with Section 2.2.

       "Term Loan Facility" shall mean the term loan facility in the maximum amount of Twenty Million Dollars ($20,000,000) established by Lender in favor of Borrower pursuant to Section 2.1.

       "Term Note" shall mean each Term Promissory Note issued by Borrower to Lender to evidence the repayment obligation associated with a Term Loan, together with any extensions or renewals thereof, in whole or in part. Each Term Note shall be substantially in the form of Exhibit "C" attached hereto.

       "UCC" shall mean the Uniform Commercial Code of California, as in effect on the Closing Date.

       1.2. Use of Defined Terms. All terms defined in this Agreement and the Exhibits shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

       1.3. Accounting Terms. All accounting terms not specifi-cally defined herein shall have the meanings generally attributed to such terms under GAAP.

       1.4. UCC Terms. The terms "equipment", "proceeds" and "products", as and when used in the Loan Documents, together with any other or similar terms not specifically defined herein but which are defined in the UCC, shall have the same meanings as given to such terms therein, unless the context shall otherwise require.

       1.5. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Sub-sections, paragraphs, clauses, subclauses or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, or Exhibit attached to this Agreement, unless specific reference is made to the articles, sections or other subdivisions divisions of, or Exhibit to, another document or in-strument.

       1.6. Exhibits. All Exhibits attached hereto are by refer-ence made a part hereof as fully as if the contents thereof were set forth expressly herein.

       2.  THE FINANCING.

       2.1. Term Loan Facility. Lender hereby creates the Term Loan Facility in favor of Borrower so that during the period from the Closing Date to the Commitment Termination Date Borrower may obtain one or a series of Term Loans, at Borrower's option, not exceeding, however, in aggregate principal amount, the sum of Twenty Million Dollars ($20,000,000). Subject to Section 9.4 with respect to assignments, all Term Loans so obtained shall be cross-collateralized and cross-defaulted, each to and with the other, until all Term Loans are fully paid and satisfied and this Agreement is terminated. Proceeds from Term Loans will be used either to purchase the Equipment to be financed by a particular Term Loan or to reimburse Borrower (upon proper verification of payment) its costs of acquiring such Equipment. The Term Loans in the aggregate principal amount of Twenty Million Dollars ($20,000,000) shall be based upon a 100% advance rate against the original purchase prices for the Equipment, including applicable sales tax. Each Term Loan shall be in an amount equal to the aggregate purchase price of the Equipment listed on the relevant Term Loan Addendum, provided that no Term Loan shall be less than Two Million Dollars ($2,000,000) nor more than Ten Million Dollars ($10,000,000). Reimbursement will be only for Equipment installed and accepted no more than nine (9) months prior to the relevant Loan Disbursement Date. The Term Loan Facility may be funded in multiple draw downs, provided that there will be no more than four
(4) draw downs, with a minimum of a $2,000,000 advance under any one (1) draw down. Any Term Loan so obtained shall reduce, dollar-for-dollar, the remaining amount which may be borrowed under the Term Loan Facility. No amount of any Term Loan may be reborrowed once disbursed, notwithstanding its repayment.

       2.2. Application for Term Loan. Borrower may apply for each Term Loan at any time during the Commitment Period by submitting a Term Loan Addendum to Lender not later than ten (10) days prior to the intended Loan Disbursement Date (except for any Term Loans which are intended to be disbursed on the initial Loan Disbursement Date, as to which such advance notice period is waived) and by complying with all conditions precedent applicable to such Term Loan, as specified in Sections 10.1 and 10.2.

       2.3. Amortization. Each Equipment Loan shall have a principal amortization and be repaid in twenty-eight (28) consecutive equal quarterly installments of principal and interest, based on an eighty-four (84) month amortization, payable in arrears on each respective October 1, January 1, April 1, and July 1, commencing on the first day after the expiration of the calendar quarter following the Loan Disbursement Date of the related Term Loan (provided, however, if the Loan Disbursement Date of a Term Loan is other than the first day of a calendar quarter, each Term Note shall provide for an interest only initial payment for accrued interest from the Loan Disbursement Date through the end of the then current calendar quarter), with a final payment, being equal in amount to the then unpaid principal balance of such Term Loan, due and payable eighty-four (84) months after the first day of the calendar quarter following the Loan Disbursement Date. The Term Loan shall bear interest at the Fixed Rate, and the foregoing in-stallments of principal, together with accrued interest at such Fixed Rate, shall be payable in both principal and interest, with each payment to be applied, first, to accrued interest and, then, to principal.

       2.4. Interest. Each Term Note shall bear interest initially at the Fixed Rate. Interest on each Term Loan shall be payable quarterly in arrears, as specified in Section 2.3 above. Notwithstanding the foregoing, however, from and after the occurrence of any Event of Default, and continuing for so long thereafter as such Event of Default shall be continuing, Lender shall have the right to increase the interest rate payable on each Term Note to the Default Rate applicable thereto upon giving Bor-rower five (5) calendar days' advance written notice thereof, and Borrower shall be responsible for the payment of the additional interest resulting therefrom in addition to the regularly scheduled principal amortization of each Term Note.

       2.5. Term Notes. The indebtedness represented by each Term Loan shall be evidenced by a Term Note. Each Term Note shall be executed by Borrower and delivered to Lender coincident with the disbursement of the Term Loan on the Loan Disbursement Date.

       2.6. Security Deposit/Fee. Heretofore, Borrower made a security deposit of One Hundred Thousand Dollars ($100,000) with
Lender in connection with its initial application for the Term Loan
Facility (the "Deposit"), which Lender continues to hold in escrow as of the Closing Date. Lender and Borrower have agreed as follows concerning the ultimate disposition of the Deposit: Lender shall apply the Deposit to payment of expenses in accordance with Section 9.6 and, thereafter, shall continue to hold the balance of the Deposit after the Closing Date and until the Commitment Termination Date, on which date Lender shall credit the sums remaining in the Deposit to Borrower's Obligations owing under the Term Loans (after the payment of all expenses due hereunder) to the next payment due on each Term Loan on a pro-rata basis. In the event the entire Term Loan Facility is not funded, any sums remaining in the Deposit on the Commitment Termination Date, following application of the Deposit in accordance with the preceding sentence, will be kept by Lender as liquidated damages, and not as a penalty, to compensate Lender for its costs in making the facility available to Borrower. As an example, if the Deposit, less expenses, was $90,000 and the Term Loan made on the initial Loan Disbursement Date was $10,000,000, then $45,000 would be credited to the next payment of the related $10,000,000 Term Note.

       2.7. Late Charge. If payment of any principal of, or interest on, any Term Note or any other sum payable hereunder or under any other Loan Document is not received within ten (10) calendar days after its due date, Lender shall have the right to impose a late charge relative to such payment in an amount equal to up to five percent (5%) of the amount of such past due payment, which charge, if imposed by Lender, shall be due and payable by Borrower immediately upon receipt of notice thereof.

       2.8.  PREPAYMENT

       2.8.1 Voluntary Prepayment. Provided that no Default Condition or Event of Default has occurred which is then continuing, any Term Note may be prepaid, in whole or in part by Borrower at any time; provided, however, that
(i) any such prepayment may be made only on a date on which a regularly scheduled payment of principal is to be made; and (ii) any such prepayment must be preceded by at least thirty (30) calendar days prior written notice thereof to Lender; and provided, further, that any partial prepayment of principal shall be in an amount no less than $1,000,000 and that following any such partial prepayment, the remaining regularly scheduled quarterly payments then due under the applicable Term Note shall be recalculated so as to provide for consecutive, equal, quarterly payments of principal and interest over the then remaining term of the applicable Term Loan so as to fully re-amortize said Term Loan. Any prepayment of principal must be accompanied by the payment of all then accrued, but unpaid, interest and other amounts due under the applicable Term Loan, together with a prepayment premium, representing liquidated damages to Lender for the loss of its bargain and not a penalty, equal to the amount, if any, by which (a) the aggregate present values of each of the remaining installments of principal and interest due under such Term Note corresponding to the percentage of the principal of such Term Note being so prepaid, discounted at a rate equal to (i) the current yield to maturity on active traded United States Treasury securities with a maturity approximately equal to the remaining term of such Term Note, plus (ii) fifty (50) basis points (0.50%), exceeds (b) the amount of principal being so prepaid. In addition, for any prepayment occurring prior to June 30, 1996, Borrower will pay an administrative fee of one percent (1%) of the entire prepayment amount prepaid (principal and prepayment premium, if any). In the event that at any time hereafter, as a result of the occurrence and continuation of any Event of Default, payment of the Term Notes is accelerated by Lender, Borrower shall become obligated to pay Lender, in addition to any and all other sums payable hereunder, as liquidated damages for the loss of its bargain and not as a penalty, an amount equal to the then applicable amount of the prepayment premium described above which would have been due and payabale to Lender on the date on which such acceleration occurs as if, on such date, the Term Notes then outstanding had been voluntarily prepaid in full, which sum shall be added to the Obligations and be due and payable in full automatically upon such acceleration occurring.

     2.8.2 Mandatory Prepayment. In the event of loss or destruction of any item or items of Equipment having an aggregate original invoice cost of $50,000 or more, or of any item or items of Equipment Collateral that has or have replaced such Equipment or been substituted for such Equipment, Borrower shall prepay that portion of the then outstanding principal balance of the related Term Loan originally financing such Equipment which shall be equal to (a) the aggregate original invoice cost of such Equipment divided by the aggregate original cost of all of the Equipment initially financed by such Term Loan with respect to which no prepayment has been previously made, multiplied by (b) the outstanding principal balance of such Term Loan at the time of the prepayment. In the event of an insured loss or destruction, such prepayment shall be made within one hundred and twenty (120) days after such loss or destruction, and any insurance proceeds actually paid to Lender in respect of such loss or destruction shall be applied by Lender to the payment of such amounts. In the event of an uninsured loss or destruction, such prepayment shall be made within thirty (30) days of such loss or destruction. No prepayment premium shall be payable in connection with any prepayment under this Section 2.8.2.

     2.8.3 Prepayment in Event of Collateral Disposition. In the event of any sale of any item or items of Equipment, with the prior written consent of Lender, having an aggregate original invoice cost of $50,000 or more, Borrower shall prepay in accordance with the provisions of Section 2.8.2 hereinabove; provided, however, a prepayment premium shall be payable in connection with any prepayment under this Section 2.8.3 in accordance with the prepayment premium and administrative fee provisions contained in
Section 2.8.1 hereinabove.

     2.8.4 Release of Security Interest. Upon any prepayment under either Section 2.8.2 or 2.8.3, provided that no Default Condition or Event of Default has occurred which is then continuing, Lender shall release the security interest in the Equipment and related Equipment Collateral in respect of which such prepayment has been made. In the event of the voluntary prepayment of any Term Loan in full, provided that no Default Condition or Event of Default has occurred which is then continuing, Lender shall release the security interest in the Equipment identified on the Term Loan Addendum relating to such Term Loan and in the related Equipment Collateral.

     2.9. Nature of Charges Imposed. Lender and Borrower hereby agree that (i) the only charges imposed by Lender upon Borrower for the use of money in connection with the Term Loan Facility are and shall be interest at the rates per annum expressed in Section 2.4 hereinabove and in each Term Note and (ii) all other charges im-posed by Lender upon Borrower in connection with the Term Loan Facility, including, without limitation, the Deposit heretofore made by Borrower, as described in Section 2.6, and any prepayment premium hereafter paid by Borrower pursuant to Section 2.8, are and shall be deemed to be charges made to compensate Lender for under-writing and administrative services and costs, and other services and costs performed and incurred, and to be performed and incurred, by Lender in connection with the creation and administration of the Term Loan Facility.

     2.10. Savings Clause. Notwithstanding the foregoing or any provision contained in this Agreement, any Term Note or any other Loan Document to the contrary, if at any time the amount of inter-est computed with respect to any Term Note on the basis of the Applicable Rate would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by ap-plicable state or federal law in effect from time to time hereaf-ter, after taking into account, to the extent required by ap-plicable law, any and all fees, payments, charges and calculations provided for in this Agreement or in any other agreement between Borrower and Lender (the "Maximum Legal Rate"), the interest pay-able under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in the Applicable Rate shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the interest rate. No agreements, conditions, provisions or stipulations contained in this Agreement, any Term Note or any other Loan Document or default of Borrower, or the exercise by a Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other Loan Document, or arising of any contingency whatsoever, shall entitle Lender to collect, in any event, interest exceeding the Maximum Legal Rate and in no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate ("Ex-cess Interest"), Borrower acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess Interest shall be, first, applied to reduce the principal then unpaid hereunder; second, applied to reduce any other Obligations to the extent permitted under applicable law, until paid in full; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the interest rate and the Maximum Legal Rate, such an unintentional result could inadvertently occur. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess Interest shall constitute the acceptance by Borrower of such Excess Interest, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon the charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess Interest has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or re-ceived by the Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement. The provisions of this Section shall be deemed to be incorporated into each and every Term Note and other Loan Document or communication relating to the Obliga-tions which sets forth or prescribes any account, right or claim or alleged account, right or claim of the Lender with respect to the Borrower (or any other obligor in respect of Obligations), whether or not any provision of this Section is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the liabilities and obligations of Borrower (or other obligor) asserted by Lender thereunder, be automatically recomputed by Borrower or any obligor, and by any court considering the same, to give effect to the adjustments or credits required by this Section. If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement or any other Loan Documents than is presently allowed by applicable state or federal law, then the limitation of interest under this Section shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to the Lender by reason thereof shall be payable upon demand.

     3. SECURITY INTEREST -- COLLATERAL. As security for the payment of the Term Notes and all other Obligations, Borrower hereby grants to Lender a continuing, general lien upon, and a security interest in the Equipment Collateral, together with any and all products (but not inventory) and proceeds of the foregoing, including, without limitation, insurance proceeds. With respect to the Equipment Collateral, Borrower hereby, represents, warrants and covenants to Lender as set forth in Sections 3.1 through 3.9, inclusive.

     3.1. Good Title; No Existing Encumbrances. As of each Loan Disbursement Date, Borrower will own the Equipment to be financed thereon free and clear of any prior security interest, lien or encumbrance thereon other than in favor of Lender, and no financing statements, registration statements, certificates of title or other evidences of the grant of a security interest respecting the Col-lateral exist on any public records as of the date hereof, other than any in favor of Lender.

     3.2. Right to Grant Security Interest; No Further Encum-brances. Borrower has the right to grant the security interest in the Equipment Collateral prescribed in Section 3.1; Borrower will pay all sales, use, franchise and other taxes and other charges against the Equipment Collateral; Borrower will not allow the Equipment Collateral to be encumbered except for the security in-terest in favor of Lender granted herein and for Permitted Encumbrances.

     3.3. Condition of Collateral; Casualty. All Equipment Col-lateral will be in good working order and repair as of the applicable Loan Disbursement Date. Borrower will maintain the Equipment Collateral in good working order and repair subsequent to the Closing Date. Borrower further will take all commercially reasonable actions subsequent to the Closing Date as may be neces-sary to keep any manufacturer's warranty in effect with respect to the Equipment Collateral. Borrower further will promptly report to Lender any material loss, damage, theft or other casualty to any item of Equipment Collateral, and whether Borrower has repaired (or caused to be repaired) or replaced, or intends to repair (or caused to be repaired) or replace, such Equipment Collateral.

     3.4. Collateral Free and Clear. Borrower will not sell, assign, lease, license, exchange, mortgage, encumber, hypothecate, grant a security interest in, or otherwise dispose of its right, title or interest in any of the Equipment Collateral, without in each case first obtaining the prior written consent of Lender thereto, except for Permitted Encumbrances.

     3.5. Waivers. Borrower agrees to obtain, on Lender's behalf, such waivers or consents from third parties, including, without limitation, licensor, operator, servicer or vendor, as Lender may reasonably request at any time, in order to assure Lender in regard to the perfection and priority of its security interest in, and ability to realize on, the Equipment Collateral; provided, however, Borrower shall not be required to provide Lender with any landlord or mortgagee waivers for Borrower's locations existing as of the Closing Date.

     3.6. Further Assurances. Borrower further shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to Lender any instrument, invoice, registration certificate, certificate of title, application, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, or-der, financing statement, assignment, waiver, consent or other writing which may be necessary for Lender to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate its realization on the Equipment Collateral. Borrower shall perform or cause to be performed such acts as Lender may reasonably request to establish and maintain for Lender a valid and perfected first priority secu-rity interest in the Equipment Collateral, free and clear of any liens, encumbrances or security interests other than in favor of Lender and other than Permitted Encumbrances; provided, however, Borrower shall not be required to provide Lender with any landlord or mortgagee waivers for Borrower's locations existing as of the Closing Date.

     3.7. Right to Inspect. Lender or any Assignee shall have the right to call at the Headquarters or at any other Equipment Collateral location at any reasonable time and, upon reasonable notice (at least 24 hours), during normal business hours, and, without undue hindrance or delay, inspect, audit and check the Col-lateral and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the transactions contemplated herein and to the Equipment Col-lateral.

     3.8. Change of Name. Borrower hereby acknowledges and agrees that if, at any time hereafter, Borrower elects to move its chief executive office and principal place of business from the Headquarters, to a location out of the State of California or if Borrower elects to change its name, identity or its structure to other than a corporate structure, Borrower will notify Lender in writing at least thirty (30) days prior thereto (and promptly after a move within the State of California) and execute (or cause to be executed) such financing statements, or amendments thereto, or other documents as Lender then may require in response to such changed condition in accordance with Sections 3.5 and 3.6.

     3.9. Change of Location. Upon prior notice to Lender and with Lender's consent, and after Borrower executes such new financing statements in favor of Lender as Lender may request pursuant to Sections 3.5 and 3.6,, Borrower may move the Equipment Collateral and relocate it to any location in the United States.

     4. GENERAL REPRESENTATIONS AND WARRANTIES. In order to in-duce Lender to enter into this Agreement, Borrower hereby, repre-sents and warrants to Lender as set forth in Sections 4.1 through 4.7, inclusive.

     4.1. Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware operating in accordance with its Certificate of Incor-poration and By-Laws. Borrower is qualified to transact business as a foreign corporation in California, Arizona and Texas. Bor-rower is (or, upon its entry, will become) duly qualified to transact business as a foreign corporation in each other jurisdiction where qualification is needed and where failure to so qualify would have a Material Adverse Effect. The principal place of business and chief executive office of Borrower is located at the Headquarters. Borrower keeps its books and records concerning the Collateral at the Headquarters.

     4.2. Authority. Borrower has the corporate power to make, deliver and perform under this Agreement, the Term Notes and the other Loan Documents, and to borrow hereunder, and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of the Loan Documents. This Agreement constitutes, and the Term Notes and the remainder of the Loan Documents, when executed and delivered for value received, will constitute, the valid obligations of Borrower, legally binding upon it and enforceable against it in accordance with their respec-tive terms. The officers of Borrower whose names are inscribed below are duly authorized and empowered to execute, attest and deliver this Agreement, the Term Notes and the remainder of the Loan Documents for and on behalf of Borrower, and to bind Borrower accordingly thereby.

     4.3. No Material Litigation. Other than as described in the Borrower's 10-K for fiscal year 1993, there are no material proceedings pending or, so far as Borrower knows, threatened in writing, before any court, arbitration panel or administrative agency, no material disputes with any contract party and no pending or threatened labor action which, in each case, if decided adversely to Borrower, would have a Material Adverse Effect.

     4.4.  Payment of Taxes.    Borrower and each of its
subsidiaries have filed all tax returns and reports required by law to have been filed by them and have paid or provided adequate reserves for all taxes thereby shown to be owing, except for (i) any taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained in accordance with GAAP, and
(ii) reports and returns if the failure to file such reports and returns is not reasonably likely to have a Material Adverse Effect. Borrower has not participated in any "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1986) that could subject Borrower to any tax or penalty.

     4.5. No Violations, Generally. The execution, delivery and performance by Borrower of this Agreement, the Term Notes and the other Loan Documents do not and will not require any consent or ap-proval of any Person, except to the extent obtained by Borrower on or prior to the Closing Date; or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, de-termination or award presently in effect having applicability to Borrower; or result in a breach of or constitute a default under any other agreement that is material to Borrower's business, the breach or default of which would have a Material Adverse Effect; and, to the best of Borrower's knowledge following diligent inquiry, Borrower is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, de-termination or other material agreement, the breach or default of which would have a Material Adverse Effect.

     4.6. Financial Statements; Liabilities. The audited finan-cial statements of Borrower for its fiscal year ending December 25, 1993 and the unaudited financial statements of Borrower for its fiscal quarter ending on April 1, 1994, fairly present the consolidated financial condition of Borrower and its subsidiaries as of the dates referred to therein, and have been prepared in ac-cordance with GAAP. There are no liabilities, direct or indirect, fixed or contingent, of Borrower as of the date hereof which are not reflected in such financial statements or in the notes thereto, the existence of which would result in a Material Adverse Effect.

     4.7. Pollution and Environmental Control. The business operations of Borrower comply in all respects with all applicable
Environmental Laws, except to the extent that the failure to comply would not have a Material Adverse Effect.

     5. AFFIRMATIVE COVENANTS. Borrower agrees that, so long as any Obligations are outstanding , Borrower will comply with the covenants set forth in the following Sections 5.1 through 5.8.

     5.1. Books and Records. Borrower shall maintain, at all times, true and complete books, records and accounts with respect to the Equipment Collateral in which true and correct entries are made of its transactions in accordance with GAAP.

     5.2. Periodic Financial Statements. Borrower shall, as soon as practicable, and in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year, furnish to Lender and each Assignee all 10-Q or other reports filed with the Securities and Exchange Commission.

     5.3. Annual Financial Statements. Borrower shall, as soon as practicable, and in any event within one hundred (100) days after the end of each fiscal year of Borrower, commencing with its fiscal year ending December 30, 1994, furnish to Lender and each Assignee annual audited financial statements of Borrower and its 10-K report filed with the Securities and Exchange Commission.

     5.4. Maintenance of Insurance. Borrower shall insure the Equipment Collateral against fire, theft and such other risks in such amounts, and with such deductibles, as it currently carries with respect to its manufacturing equipment generally in the ordinary course of its business. Such deductibles, however, shall not exceed $1,000,000. Lender, and any Assignee, shall be named as loss payee with responsible insurance companies rated "A-" or better by A.M. Best Company. As to other properties and risks, including, without limitation, liability coverage, Borrower shall maintain such insurance, with such insurers (having the minimum qualifications described above) on such properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity; provided that such insurance shall not be materially and adversely different than the insurance being maintained by Borrower on the Closing Date; and, provided, further, that such insurance shall include, in any event, at all times, comprehensive general liability (inclusive of products liability coverage) of at least Five Million Dollars ($5,000,000), in aggregate combined single limit coverage and business interruption insurance; and, provided, further, that Lender, and any Assignee, shall be shown by endorsement as "ad-ditional insured" thereon and with breach of warranty endorsement favoring Lender and any Assignee. All such insurance in existence on the Closing Date shall not be cancelable (unless being replaced by insurance coverage satisfying the requirements of this Section 5.4) by Borrower, thereafter, unless with the prior written consent of Lender, or by Borrower's insurer, unless with at least thirty
(30) days advance written notice to Lender and any Assignee thereof (except as may be necessary to bring such insurance into compliance herewith from time to time). Borrower shall file with Lender on the Closing Date and thereafter, upon Lender's request, a detailed list of such insurance then in effect stating the names of the insurance companies, the amounts and rates of insurance, the dates of expiration thereof, the properties and risks covered thereby and the insured with respect thereto, together with copies of all such policies (as are in Borrower's possession on the Closing Date or, otherwise, within a reasonable period of time after issuance of such policies) and the insurer's certificate in regard thereto. In the event of loss or destruction of any Equipment Collateral, the casualty insurance proceeds paid with respect to such loss or destruction shall be applied in accordance with Section 2.8.2. All other casualty insurance proceeds paid with respect to the Equipment Collateral shall, after deduction of reasonable expenses of Lender actually incurred in collecting such proceeds, at Borrower's option, and provided that no Default Condition or Event of Default has occurred which is then continuing, in the reasonable exercise of Borrower's judgment, be (a) applied (upon compliance with such terms and conditions as may be reasonably required by Lender) to repair or restoration, either partly or entirely, of the Equipment Collateral or (b) applied to the payment of the Obligations. In the event that Borrower receives any such insurance proceeds directly or that a check for such proceeds is made payable to Borrower and Lender jointly, Borrower shall take all actions necessary to convey such proceeds to Lender.

     5.5. Preservation of Existence. Borrower shall preserve and maintain its corporate existence, rights, franchises and privileges in the States of Texas, California and Arizona with respect to any such State for so long as either (a) any Equipment Collateral is located therein , or (b) the failure to do so would have a Material Adverse Effect. Borrower shall obtain and maintain for itself all permits, licenses, certificates of convenience and necessity, operating rights, authorizations and consents as shall be necessary or advisable to permit it to continue to operate its business in the manner contemplated to be conducted by it on the Closing Date, except to the extent the failure to do so would not have a Material Adverse Effect.

     5.6. Compliance With Laws. Borrower shall comply in all material respects with the requirements of all applicable laws, rules, regulations, permits, hearings, approvals and clearances and orders of any governmental authority, including particularly, but without limitation, in respect of Environmental Laws, except to the extent that failure to comply with them would not result in a Material Adverse Effect.

     5.7. Environmental Compliance Indemnity. Except for gross negligence or willful misconduct of an Indemnified Party (as defined hereinafter), Borrower shall indemnify and hold Lender, each Assignee and each Participant, if any, and the officers, directors, agents, employees, affiliates and representatives of Lender, each Assignee and each Participant, if any (individually an "Indemnified Party" and collectively the "Indemnified Parties") harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including necessary and actual clean-up and response costs), judgments, and expenses (including reasonable attorneys' fees and any consultants' or other experts' fees and expenses) of every kind and nature suffered by or asserted against any Indemnified Party under or on account of the Environmental Laws relating to the Equipment Collateral or this Agreement, including, without limitation, as a result of the past, present or future institution of any suits, claims, actions, or proceedings by any Person in respect of any alleged violation of the Environmental Laws. Any payments required to be made hereunder shall be due and payable on demand. The agreements contained in this Section 5.7 shall survive the termination of this Agreement and shall continue in full force and effect for so long as the prospect exists of any loss or liability covered by the indemnity contained herein.

     5.8. Events of Default, Etc. Promptly, after receipt of notice or knowledge thereof, but not later than ten (10) days thereafter, Borrower will report to Lender the existence and nature of any Default Condition or Event of Default hereunder.

     6.  [Reserved]

     7. EVENTS OF DEFAULT. The occurrence of any events or con-ditions described in Sections 7.1 through 7.8 shall constitute an Event of Default hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

     7.1. Term Notes. Borrower shall fail to make any payments of principal of, or interest on, any Term Note, within ten (10) cal-endar days after the same shall become due and payable.

     7.2. Other Obligations. Borrower shall fail to pay any Ob-ligations (other than as evidenced by the Term Notes) to Lender, within ten (10) calendar days after the same shall become due and payable (unless a longer or shorter grace period is provided therefor in any document, instrument or agreement evidencing, per-taining to or securing the repayment of such other Obligations, in which event such other grace period shall apply).

     7.3. Misrepresentations. Borrower shall make any represen-tation or warranty, respectively, in this Agreement or any of the Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with this Agreement or any of the Loan Documents which proves to have been untrue or misleading in any material respect when made or furnished.

     7.4. Covenants. (a) Borrower shall default in the observance or performance of any covenant or agreement contained in Section 5, or Borrower shall default in the observance or performance of any other covenant or agreement contained in this Agreement or any of the Loan Documents, to the extent each is a party thereto, except for any default of the types described in Sections 7.1, 7.2 or 7.3 above; and (b) such default shall continue for a period of ten (10) calendar days from the date of receipt by Borrower of written no-tice from Lender specifying such default (unless a longer or shorter cure period is provided therefor in any such Loan Document, in which case such other grace period shall apply), without such default being waived or cured.

     7.5. Other Defaults. (a) An event of default under any other single obligation of Borrower having at the time an outstanding principal balance equal to or greater than $5,000,000.00 shall occur and, (b)(i) that obligation is accelerated or (ii) if the obligation is secured, any proceeding is commenced by the holder(s) of the obligation to realize upon its (their) collateral.

     7.6. Voluntary Bankruptcy. Borrower shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal, or foreign, now or hereafter existing; Borrower shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; Borrower shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee for all or a substantial part of its property; or Borrower shall make an assignment for the benefit of creditors.

     7.7. Involuntary Bankruptcy. There shall have been filed against Borrower an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing; or Borrower shall suffer or permit the involuntary appointment of a receiver, custodian or trustee or for all or a substantial part of its property; or Borrower shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of its property; unless, in each such case, such petition, appointment or process is fully bonded against, va-cated or dismissed within ninety (90) days from its effective date.

     7.8. Loss of Collateral. If all or any material portion of the Equipment Collateral: (i) becomes subject to any lien, claim or encumbrance, other than a Permitted Encumbrance, which claim, lien or encumbrance is not cured in thirty (30) days, or (ii) is made the subject of any proceeding in which the existence, scope, coverage, or priority of the security interest of Lender therein is disputed.

     8. REMEDIES. Upon the occurrence or existence of any Event of Default, or at any time thereafter, without prejudice to the rights of Lender to enforce its claims against Borrower for damages for failure by Borrower to fulfill any of its obligations hereunder, subject only to prior receipt by Lender of payment in full of all Obligations then outstanding in a form acceptable to Lender, Lender shall have all of the rights and remedies described in Sections 8.1 through 8.4, inclusive, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others.

     8.1. Acceleration of the Obligations. Lender, at its option, may declare all of the Obligations (including, but not limited to, that portion thereof evidenced by the Term Notes) to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything con-tained herein to the contrary notwithstanding and, in connection therewith, if Lender so elects, by further written notice to Bor-rower, Lender may increase the rate of interest charged on each Term Note then outstanding for so long thereafter as Lender further shall elect to the Default Rate, while such condition continues. Thereafter, Lender, at its option, may, but shall not be obligated to, accept less than the entire amount of Obligations due, if ten-dered, provided, however, that unless then agreed to in writing by Lender, no such acceptance shall or shall be deemed to constitute a waiver of any Event of Default or a reinstatement of any commit-ments of Lender hereunder.

     8.2. Remedies of a Secured Party. Lender shall thereupon have the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are as-serted), including, without limitation, the right to take posses-sion of any of the Equipment Collateral or the proceeds thereof, to sell or otherwise dispose of the same, to apply the proceeds therefrom to any of the Obligations in such order as Lender, in its sole discretion, may elect. Lender shall give Borrower written no-tice of the time and place of any public sale of the Equipment Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to Borrower pursuant to
Section 9.9 at least ten (10) days before such disposition. Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Equipment Collateral shall include, in any event, reasonable at-torneys' fees and other legally recoverable collection expenses, all of which shall constitute Obligations.

     8.3. Repossession of the Collateral. Lender may take the Equipment Collateral or any portion thereof into its possession, by such means (without breach of the peace) and through agents or otherwise as it may elect (and, in connection therewith, demand that Borrower assemble the Equipment Collateral at a place or places reasonably convenient to both parties and in such manner as Lender shall prescribe), and sell, lease or otherwise dispose of the Equipment Collateral or any portion thereof in its then con-dition or following any commercially reasonable preparation or processing, which disposition may be by public or private proceed-ings, by one or more contracts, as a unit or in parcels, at any time and place and on any terms, so long as the same are com-mercially reasonable. To facilitate the foregoing, Borrower agrees to make available to Lender the premises then owned or leased by Borrower on which Equipment Collateral then may be situated for such purposes, without charge or undue delay, and on such terms as Lender then may reasonably request.

     8.4. Other Remedies. Unless and except to the extent ex-pressly provided for to the contrary herein, the rights of Lender specified herein shall be in addition to, and not in limitation of, Lender's rights under the UCC, as amended from time to time, or any other statute or rule of law or equity, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by Bor-rower or any third party in favor of Lender which is consistent with the terms of the Loan Documents, all of which may be exercised successively or concurrently.

     9.  MISCELLANEOUS.

     9.1. Waiver. Each and every right granted to Lender under this Agreement, or any of the other Loan Documents, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. No waiver by Lender of any Default Condition or Event of Default shall constitute a waiver of any subsequent Default Condition or Event of Default.

     9.2. GOVERNING LAW. THIS AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE TERM NOTES AND THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

     9.3. Survival. All representations, warranties and covenants made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement and such other Loan Documents. On the Closing Date and each succeeding Loan Disbursement Date, Borrower shall be deemed to have restated, renewed and reaffirmed as of each such date all of such representations, warranties and covenants. The terms and provi-sions of this Agreement shall continue in full force and effect, notwithstanding the payment of the Term Notes, until all of the Obligations have been paid in full.

     9.4. No Assignment by Borrower; Lender May Assign/Participate. No assignment hereof shall be made by Borrower without the prior written consent of Lender. Lender may assign, or sell participations in, its right, title and interest herein and in the Loan Documents at any time after notice to Borrower and receipt of Borrower's written consent, which consent shall not be unreasonably withheld, provided that at no time shall more than three (3) persons or entities hold an interest in the Term Loan Facility (whether as originating Lender, Assignee or Participant). Assignments must be of the entire interest in one or more of the Term Note(s). Following any assignment, the Equipment Collateral shall secure only (i) the Term Note that initially financed such Equipment Collateral and (ii) any other Term Loan held by the same lender. Upon any assignment by Lender, the Assignee shall be entitled to all the rights, powers, privileges and remedies of Lender to the extent assigned (subject to the limitations contained in this Section 9.4), and the Obligations of Borrower shall not be subject, as against any such Assignee, to any defense, set-off or counterclaim available to Borrower against Lender and any such defense, set-off or counterclaim may be as-serted only against Lender.

     9.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

     9.6. Reimbursement. Borrower agrees to reimburse Lender for its out-of-pocket expenses, actually incurred, including, without limitation, the reasonable fees and disbursements of its legal counsel (including a reasonable allocation of the costs, compen-sation and expenses of internal counsel not to exceed $5,000), incurred in connection with the preparation of the Loan Documents and any and all other documents, notes, and agreements pursuant hereto, including the furnishing of any opinions which may be requested of such counsel by Lender on questions incident to this transaction. Borrower will pay all expenses incurred by Borrower in this transaction. If any taxes, fees or other costs shall be payable on account of the execution, issuance, delivery or record-ing of any of the Loan Documents, by reason of any existing or hereafter enacted federal or state statute, Borrower agrees to pay all such taxes, fees or other costs, including any applicable interest and penalty, and to indemnify and hold Lender harmless from and against liability in connection therewith. In any event, should all or any portion of the Obligations be collected by or through an attorney-at-law, Lender shall be entitled to collect from Borrower reasonable attorneys' fees and all costs of collection.

     9.7. Successors and Assigns. This Agreement and every Loan Document shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto and thereto. The foregoing shall expressly include, without limitation, in the case of Lender, any Assignee of Lender.

     9.8. Severability. If any provision of this Agreement or of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent per-mitted by law.

     9.9. Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when personally delivered or three (3) days after being deposited in the mail, by registered or certified mail, postage prepaid, or delivered by overnight courier, addressed as follows or to such other address as may be designated hereafter in writing by the respective parties hereto (which, in the case of Lender, may include the name and address of each Assignee):

Borrower:

VLSI Technology, Inc.
1109 McKay Drive, M/S 25
San Jose, California  95131
Attn: John C. Batty, Vice President & Treasurer

with a copy to:

Thomas F. Mulvaney
Vice President, General Counsel & Secretary
1109 McKay Drive, M/S 45
San Jose, California  95131

with a further copy to:

Heller, Ehrman, White & McAuliffe
333 Bush Street, 30th Floor
San Francisco, California  94104
Attn:  David A. Rosinus

Lender:

Heller Financial, Inc.
Commercial Equipment Finance Division
One Montgomery Street
Suite 2250
San Francisco, California  94104
Attn:  Clifford A. Lehman

with a copy to:

Thomas G. Hirsh, Group General Counsel
Heller Financial, Inc.
500 West Monroe Street
Chicago, Illinois 60661

except in cases where it is expressly provided herein or by ap-plicable law that such notice, demand to request is not effective until received by the party to whom it is addressed.

     9.10. Entire Agreement - Amendment. This Agreement, together with the Term Notes and the other Loan Documents, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes any agreement or understanding, oral or written, heretofore made in regard thereto. Neither this Agreement, the Term Notes nor any other Loan Document may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement is sought.

     9.11. Time of the Essence. Time is of the essence in this Agreement, the Term Notes and the other Loan Documents.

     9.12. Interpretation. No provision of this Agreement or any Loan Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     9.13. Lender Not a Joint Venturer. Neither this Agreement nor any agreements, instruments, documents or transactions contem-plated hereby (including the Loan Documents) shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with Borrower or as creating any similar relation-ship or entity, and Borrower agrees that it will not make any con-trary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender and Borrower.

     9.14. JURISDICTION. BORROWER AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE TERM NOTES OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS, COOK COUNTY DIVISION, ALL AS LENDER MAY ELECT. BY EXECUTION OF THIS AGREEMENT, BORROWER HEREBY SUBMITS TO EACH SUCH JURISDICTION, HEREBY EXPRESSLY WAIVING WHATEVER RIGHTS MAY COR-RESPOND TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE AND CON-SENTS TO SERVICE OF PROCESS BY WRITTEN NOTICE GIVEN IN THE MANNER SPECIFIED FOR THE GIVING OF NOTICES IN SECTION 9.9 ABOVE; PRO-VIDED, HOWEVER, THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MAN-NER PERMITTED OR REQUIRED BY LAW. EACH OF LENDER AND BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH PROCEEDING. EACH

OF LENDER AND BORROWER FURTHER AGREES THAT NEITHER SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL OR SPECIAL DAMAGES ARISING FROM BREACH OF CONTRACT, TORT OR OTHER WRONG OR CLAIM RELATING TO THE ESTABLISHMENT, ADMINISTRATION OR COLLECTION OF ANY OBLIGATIONS OR ANY LOAN DOCUMENT OR ANY ACTION (OR INACTION) BY EITHER PARTY THEREUNDER.

     9.15. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Term Notes shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the State of Illinois or California, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Term Notes.

     9.16. WAIVER OF RIGHTS. BORROWER HEREBY WAIVES ANY AND ALL RIGHTS, IF ANY, WHICH BORROWER OTHERWISE HAS OR MAY HAVE UNDER AND BY VIRTUE OF ANY LAW, WITH RESPECT TO THE RIGHT OF BORROWER TO NOTICE AND TO A JUDICIAL OR ADMINISTRATIVE HEARING PRIOR TO SEIZURE OF ANY COLLATERAL BY LENDER.

     9.17. Cure of Defaults by Lender. If, hereafter, Borrower defaults in the performance of any duty or obligation to Lender hereunder, Lender may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by Lender in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall constitute Obligations, be payable on demand and bear interest until paid at the Default Rate applicable to the Term Note with the then highest contract rate.

     9.18. Recitals. All recitals contained herein are hereby incorporated by reference into this Agreement and made part thereof.

     9.19. Attorney-in-Fact. Borrower hereby designates, appoints and empowers Lender irrevocably to act as its attorney-in-fact, at Borrower's cost and expense, to do in the name of Borrower any and all actions which Lender may deem necessary or advisable to carry out the terms hereof, upon the failure, refusal or inability of Borrower to do so, and, except for Lender's gross negligence or willful misconduct, Borrower hereby agrees to indemnify and hold Lender harmless from any costs, damages, expenses or liabilities arising against or incurred by Lender in connection therewith.

     9.20. Sole Benefit. The rights and benefits set forth in this Agreement and in all the other Loan Documents are for the sole and exclusive benefit of Lender, its Assignees (if any) and, with respect to Section 5.7, Participants, if any, and Borrower and may be relied upon only by them.

     9.21. REMEDIES. UNLESS EXPRESSLY PROVIDED TO THE CONTRARY, LENDER MAY ENFORCE ITS RIGHTS UNDER THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS WITHOUT RESORT TO PRIOR JUDICIAL PROCESS OR JUDICIAL HEARING, AND BORROWER EXPRESSLY WAIVES, RENOUNCES AND KNOWINGLY RELINQUISHES ANY LEGAL RIGHT WHICH MIGHT OTHERWISE REQUIRE LENDER TO ENFORCE ITS RIGHTS BY JUDICIAL PROCESS. IN SO PROVIDING FOR A NON-JUDICIAL REMEDY, BORROWER RECOGNIZES AND CONCEDES THAT SUCH A REMEDY IS CONSISTENT WITH THE USAGE OF THE TRADE, IS RESPONSIVE TO COMMERCIAL NECESSITY AND IS THE RESULT OF BARGAINING AT ARM'S LENGTH. NOTHING IN THIS AGREEMENT IS INTENDED TO PREVENT BORROWER OR LENDER FROM RESORTING TO JUDICIAL PROCESS AT EITHER PARTY'S OPTION.

     9.22. Indemnity. Except for Lender's and each Assignee's gross negligence or willful misconduct, and without limiting any provisions of Sections 5.7 or 9.6, Borrower agrees to save, indemnify and hold harmless Lender and each Assignee, if any, from and against any and all debts, liabilities, obligations, damages, costs, expenses or other claims incurred by Lender as a result of its entry into, and performance under, this Agreement or any other Loan Documents, including, without limitation, with respect to the claims of any broker or other intermediary.

     9.23. ACCEPTANCE. THIS AGREEMENT SHALL NOT BECOME EFFECTIVE UNLESS AND UNTIL (i) DULY EXECUTED BY BORROWER, (II) DELIVERED TO LENDER FOR ACCEPTANCE, (III) ACCEPTED BY LENDER AS EVIDENCED BY LENDER'S EXECUTION HEREOF AND (IV) DULY EXECUTED AND DELIVERED BY LENDER.

     10.  CONDITIONS PRECEDENT.

     10.1.  Conditions Precedent to Lender's Initial Term Loan.
Unless waived in writing by Lender at or prior to the execution and delivery of this Agreement, the conditions set forth below shall constitute express conditions precedent to any obligation of

Lender to fund the initial Term Loan:

         (a) No Default. No Default Condition or Event of Default shall have occurred and be continuing.

         (b) Documentation. Lender shall have received the fol-lowing documents of general application to the Term Loan Facility, each to be in form and substance satisfactory to Lender and its counsel, and duly executed and delivered by the party or parties thereto:

     (1) Loan Documents.  This Agreement and all other Loan
Documents to be executed and delivered by Borrower hereunder and under the Loan Documents on the Closing Date, to the extent not otherwise specified below;

     (2) Insurance Certificates. Receipt by Lender of a cer-tificate from Borrower's insurer (or an authorized agent thereof) respecting all insurance required hereunder, together with copies of all summaries evidencing such insurance in each case in form and substance acceptable to Lender;

     (3) Opinion of Borrower's Counsel. Receipt by Lender of a satisfactory opinion of counsel from Borrower's legal counsel, in substantially the form of Exhibit "D" attached hereto; and

     (4) Secretarys' Certificates. Receipt by Lender of the secretarys' certificates from Borrower in substantially the form of Exhibit "E" attached hereto.

     10.2. Conditions Precedent to Each Term Loan. Unless waived in writing by Lender at or prior to its disbursement of a Term Loan, the conditions set forth shall constitute express conditions precedent to any obligation of Lender to make and disburse such Term Loan to Borrower:

     (a) No Default. No Default Condition or Event of Default shall have occurred and be continuing, and Borrower shall have so certified to Lender coincident with the disbursement of each Term
Loan.

     (b) Documentation. Lender shall have received the following documents relative to such Term Loan, each to be in form and sub-stance satisfactory to Lender:

     (1) Term Loan Addendum. A Term Loan Addendum relative to such requested Term Loan, together with all attachments thereto;

     (2) Term Note. A Term Note in a principal amount equal to such requested Term Loan;

     (3) Financing Statements. Copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the security interests of Lender in all Equipment Collateral relating to such Term Loan. (Subsequent to disbursement, Lender will require delivery of UCC searches and reports evidencing to Lender that such security interests constitute valid and perfected first priority security interests in Lender's favor.);

     (4) Material Adverse Effect.  There has been no Material
Adverse Effect prior to funding of the Term Loan;

     (5) Evidence of Insurance.  Evidence that the financed
Equipment Collateral is covered by insurance;

     (6) Opinion of Borrower's Counsel.   Receipt by Lender of a
satisfactory opinion of counsel from Borrower's legal counsel, in substantially the form of Exhibit "D" attached hereto;

     (7) Compliance Certificate. Receipt by Lender of a Compliance Certificate, in substantially the form of Exhibit "F" attached hereto and

     (8) Pay Proceeds Instructions Letter. Receipt by Lender of a pay proceeds instructions letter, in substantially the form of Exhibit "G" attached hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and Borrower has caused its seal to be affixed hereto, all as of the day and year first above written.


                             "BORROWER"

                             VLSI TECHNOLOGY, INC.
                                     (SEAL)



                            By:  /s/ JOHN C. BATTY
                                 ______________________________

                            Its: Vice President & Treasurer
                                 ____________________________


                            Attest: /s/ T. F. MULVANEY
                                   __________________________

                            Its:   Vice President & Secretary
                                   __________________________


                            "LENDER"

                            HELLER FINANCIAL, INC.


                            By:  /s/ KEVIN DONOVAN
                                 _____________________________

                            Its: Vice President
                                 _____________________________

                                 EXHIBIT "A"


                          LARGE CAPITAL ITEMS, 1994

                                                                                                Estimated
Vendor                                  Description                                                Cost
- ------                                  -----------                                             ---------
Watkins-Johnson                         WJ999 ATMOS CVD Reactor w/Liquid Source                 $1,460,000
Kokusai                                 Vertical TEOS                                             $600,000
Lam Research                            Poly Etcher                                               $428,000
Tencor Instruments                      Patterned Wafer Inspection System                         $860,000
Applied Materials                       Endura Sputterer                                        $2,700,000
Canon                                   I-Line Stepper                                          $2,000,000
Kimmon International                    IPA Dryer                                                 $200,000
NOT DETERMINED                          Diffusion Clean Sink                                      $550,000
Dal Nippon Screen                       Coater/Developer Tracks                                 $1,500,000
Lam Research                            Poly Etcher                                               $900,000
Lam Research                            Oxide Etcher                                            $1,070,000
Fusion                                  Fusion Ashers                                             $200,000
NOT DETERMINED                          High pin count tester                                   $3,000,000
NOT DETERMINED                          MQFP/TQFP Handler                                         $400,000
Robotic Vision Systems, Inc.            LS-2700 Lead Scanner                                      $313,012
Robotic Vision Systems, Inc.            LS-2700 Lead Scanner                                      $313,012
Schlumberger                            ITS 9000 MX                                             $1,500,000
Schlumberger                            ITS 9000 MX                                             $1,500,000
Schlumberger                            ITS 9000 MX                                             $1,500,000
Lam Research                            Oxide Etcher                                            $1,700,000
Kokusai                                 Vert. Gateox Furnace                                      $600,000
Ulvac Tech                              Asher                                                     $404,000
Dal Nippon Screen                       Track                                                     $850,000
Fusion Semiconductor                    Asher                                                     $410,000
Lam Research                            Oxide Etcher                                            $1,700,000
Klaris                                  Die-to-Database Inspection                                $717,000
Applied Materials                       Endura Sputterer P-5500                                 $2,700,000
Lam Research                            Metal Etcher                                            $1,110,500
Kokusai                                 Vertical Poly Furnace                                     $600,000
Applied Materials                       5000 Chamber-TEOS                                         $580,000
Leica                                   Scopes                                                    $636,000
Applied Materials                       Applied Materials 5000-CVD W/Ebara Pumps                $1,200,000
Westech                                 5" Avanti 472 Automatic Wafer Polisher                    $605,000
OnTrak                                  5" DSS-200 Double-sided Wafer Scrubber                    $320,000
Lam Research                            EPIC ECR Deposition System                              $1,600,000
Canon                                   FPA-300014 Water Stepper                                $2,900,000
Lam Research                            5" TCP 9600 Etcher W/ Ebara Pump                        $1,700,000
NOT DETERMINED                          Rapid Thermal Anneal                                      $600,000
Kokusai                                 Vertical Furnace                                          $600,000
NOT DETERMINED                          Next Generation PBX                                       $580,000
                                                                                                ----------
                                                          Total                                $43,106,524
                                                                                               ===========

   This list is representative of the type of equipment expected to be financed during 1994. Actual equipment financed will be subject to change and will be dependent upon scheduled delivery and acceptance time periods.

                                  EXHIBIT "B"



                               TERM LOAN ADDENDUM

                             Date:  June ____, 1994


     This Addendum shall be deemed incorporated into, and made part of, the Term Loan and Security Agreement, dated as of June ____, 1994, between Heller Financial, Inc. ("Lender") and VLSI Technology, Inc. ("Borrower"), as it may be amended or modified to date (the "Loan Agreement"). Capitalized terms used below, but not expressly defined below, shall have the meanings given to such terms in the Loan Agreement. This Addendum shall constitute a Loan Document.

A. APPLICATION. Borrower herewith applies for a Term Loan on the following terms:

     1. Equipment Collateral Location: ______________________, as more particularly described on Exhibit "A".

     2.   Amount of Term Loan:  $________________

     3.   Loan Disbursement Date:  June ____, 1994

     4.   Interest Rate Election for:

               ____X____ Fixed at ______% as of _____________

     5.   Attachments (as applicable):

               Copy of related Ground or Realty Lease
               Certificate of Insurance
               List of Equipment with Serial Numbers and Complete
                    Description
               Copies of Invoices and Purchase Orders for Equipment Proof of Payment and/or vendor instructions



B. CERTIFICATIONS. To induce Lender to process the application for the Term Loan described in this Addendum, Borrower hereby certifies to Lender that: (i) as of the date of this Addendum, no Event of Default or Default Condition exists and is continuing; and none will exist on the Loan Disbursement Date for the Term Loan; (ii) all representations and warranties set forth in the Loan Agreement and in the Loan Documents remain true and correct in all material respects as of the date of this Addendum and will be true and correct in all material respects on the Loan Disbursement Date for the Term Loan; and (iii) the

     Equipment Collateral is in working order and has been paid for in full by Borrower or will be paid for in full on the Loan Disbursement Date with the proceeds of the Term Loan in accordance with the Pay Proceeds Instructions Letter.

                              VLSI TECHNOLOGY, INC.


                              By:________________________________
                              Its: ______________________________

                                 EXHIBIT "C"



                             TERM PROMISSORY NOTE



$________                               ______________, 1994


     FOR VALUE RECEIVED, the undersigned, VLSI TECHNOLOGY, INC., a Delaware corporation organized and existing under the laws of the State of Delaware (hereinafter called "Borrower"), promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation (hereinafter called "Lender"), at its office located at 1 Montgomery Street, Suite 2250, San Francisco, California 94104, or at such other place as Lender or any holder hereof may from time to time designate, the principal sum of _________________ Dollars ($______________), constituting the proceeds of a "Term Loan" made this date to Borrower pursuant to that certain Term Loan and Security Agreement, dated as of June ___, 1994, between Borrower and Lender, as it may have been amended heretofore and may be amended from time to time hereafter (herein, the "Loan Agreement"; capitalized terms used herein and not defined herein have the meanings assigned to them in the Loan Agreement), together with accrued interest thereon, at the Fixed Rate of __________% per annum (or at the Default Rate, as applicable), computed on the basis of a 360-day year and actual days elapsed. This Note shall be paid in twenty-eight (28) consecutive equal quarterly payments of principal and interest in arrears in the amount of $______________ each, payable on the first day of each of July, October, January, and April commencing on ___________, 1994, and continuing on each January 1, April 1, July 1, and October 1 thereafter (provided, however, Borrower shall make an interest only initial payment on __________, 1994 of accrued interest from the initial Loan Disbursement Date through __________, 1994), including a final payment, due and payable on __________, 2001, in that amount equal to the sum of the remaining principal balance hereof plus all then accrued, but unpaid, interest thereon. This Note is one of the "Term Notes" defined and described in the Loan Agreement and is made subject to all terms and conditions thereof, which terms and conditions are incorporated herein by reference and made a part hereof. Without limiting the generality of the foregoing, this Note is subject to acceleration and mandatory prepayment, and may be vol-untarily prepaid, only in accordance with, and subject to the terms of, the Loan Agreement.

     The acceptance by Lender or any holder hereof of any payment which is less than the full amount then due and owing shall not constitute a waiver of Lender's or any holder's right to receive payment in full at such time or at any prior or subsequent time.

     Unless and except as otherwise may be expressly provided in the Loan Agreement, Borrower waives presentment, demand for pay-ment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection with this Note, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agrees to pay, if permitted by law, all expenses incurred in collection of this Note, including, without limitation, reasonable attorney's fees if placed with an attorney for collection, and hereby waives all benefits of valuation, appraisement and exemption laws.

     THIS NOTE SHALL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE
LAWS OF CONFLICTS THEREOF.

     IN WITNESS WHEREOF, Borrower has signed this Note under seal as of the day and year first above written.


                              "BORROWER"

                              VLSI TECHNOLOGY, INC.
                              (SEAL)



                              By:___________________________
                              Its: _________________________


                              Attest:_______________________
                              Its: _________________________

                                                                EXHIBIT D

June   , 1994


Heller Financial, Inc.
1 Montgomery Street, Suite 2250
San Francisco, CA   94104

Attention: General Counsel

Ladies and Gentlemen:

I am general counsel to VLSI Technology, Inc., a Delaware corporation (the "Company" ), and have acted in such capacity in connection with the Loan and Security Agreement (the "Agreement" ), dated as of date hereof, between the Company and Heller Financial, Inc. (the "Lender"). This opinion is rendered to you pursuant to Section 10.1(b)(3) of the Agreement. Capitalized terms used without definition in this opinion have the meanings given to them in the Agreement.

I.

I have assumed the authenticity of all records, documents and instruments submitted to me as originals, the genuineness of all signatures other than those of the officers of the Company, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to me as copies. I have based my opinion upon my review of the following records, documents and instruments:

A.  The Agreement;

B.  A Term Loan Addendum, dated as of the date hereof (the "Addendum");

C. Two Promissory Notes, dated as of the date hereof and in the principal amounts of $ and $, respectively, (the "Notes"), made by the Company in favor of the Lender;

D. The Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of ;

E.  The Bylaws of the Company;

Heller Financial, Inc.
Page 2
June __, 1994




F. All records of proceedings and actions of the Board of Directors of the Company relating to the transactions contemplated by the Agreement;

G. Certificates of Good Standing relating to the Company issued by the Secretaries of State of the States of Delaware, California, Texas, and Arizona,
each dated       ; and

H.  Those agreements identified as Exhibits 4.3 through 4.7 and 10.1 through
10.60 in Item 14(b) of the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1993 (the "Material Agreements").

The Agreement, the Addendum and the Note are sometimes referred to collectively in this opinion as the "Loan Documents".

The opinions expressed in Paragraph 1 of Part IV as to the good standing of the Company under the laws of the States of Delaware, California, Texas, and Arizona are based solely upon the Certificates of Good Standing described in paragraph G. I have made no additional investigation after the respective dates of those Certificates in expressing my opinions in Paragraph 1 of Part IV.

In connection with my opinion relating to the Material Agreements, I have not reviewed, and express no opinion on, (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain compliance, (ii) provisions relating to the occurrence of a "material adverse event" or words of similar import or (iii) parol evidence bearing on interpretation or construction. Moreover, to the extent that any of the Material Agreements is governed by the laws of any jurisdiction other than the State of California, my opinion relating to those Material Agreements is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those Material Agreements.

Where the opinion relates to my "knowledge", such knowledge is based upon my examination of the records, documents, instruments and certificates enumerated or described above and my actual contemporaneous knowledge. I have not examined any records of any court, administrative tribunal or other similar entity in connection with my opinion. With your consent, I have not reviewed in connection with this opinion any other agreements to which the Company is a party or any statutory or regulatory materials, and, except for my review of the Material Agreements as described above, have based my opinions in Paragraphs 3 and 4 of Part IV solely on my actual contemporaneous knowledge.

Heller Financial, Inc.
Page 3
June __, 1994




II.

I have also assumed the following:

A.  The Lender is duly qualified to do business in the State of California.

B. The Company is the legal, beneficial and record owner of the Equipment Collateral.

C. The Lender (i) has duly authorized, executed and delivered each Loan Document to which it is a party, and (ii) has all requisite power and authority under laws, rules and regulations applicable to it, as an institution engaged in the business of making loans of the type provided for under the Agreement, to execute, deliver and enforce the Loan Documents to which it is a party.

D. The Lender qualifies for the exemption from the otherwise applicable interest rate limitations of California law for loans or forbearances by licensed personal property brokers in connection with loans in a principal amount exceeding $2,500 and licensed commercial finance lenders provided by California Financial Code sections 22451 and 22451.1 and California Financial Code section 26000.2, respectively; all loans under the Agreement will be made by the Lender for its own account or for the account of another person or entity that qualifies for an exemption from the interest rate limitations of California law; and there is no present agreement or plan, express or implied, on the part of the Lender to sell participations or any other interest in the loans to be made under the Agreement to any person or entity other than a person or entity that also qualifies for an exemption from the interest rate limitations of California law.

III.

I express no opinion as to:

A. Title to or ownership of any personal property covered or encumbered, or to be covered or encumbered, by the Agreement, or the accuracy of the property descriptions contained therein.

B. The perfection or priority of any lien or security interest created, or to be created, by the Agreement.

C. The applicable choice of law rules that may affect the interpretation or enforcement of any of the Loan Documents.

Heller Financial, Inc.
Page 4
June __, 1994




D. Compliance with any securities, tax, land use, safety, environmental, hazardous materials, insurance company or banking laws, rules or regulations.

E. Any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body.

F. The enforceability of any of Sections 2.9, 2.10, 9.14 and 9.16 of the Agreement.

This opinion is limited to the federal law of the United States of America and the laws of the State of California and, with respect to Paragraphs 1 and 2 in
Part IV, the State of Delaware.

IV.

Based upon and subject to the foregoing and (subject to the limitations described in Part I) my examination of such questions of law as I have deemed necessary or appropriate for the purpose of this opinion, and subject to the limitations and qualifications expressed below, it is my opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and corporate authority to enter into and perform each of the Loan Documents. The Company is authorized to transact business and is in good standing in the States of California, Texas and Arizona.

2. Each of the Loan Documents (i) has been duly authorized by all necessary corporate action on the part of the Company and (ii) has been duly executed and delivered on behalf of the Company. Assuming that a court holds that the laws of the State of California govern the interpretation and enforcement of the Loan Documents, rather than the laws of the State of Illinois, as provided in the Agreement and the Notes, each of the Loan Documents is a valid and binding obligation and agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. I express no opinion as to whether the laws of the State of California, or the laws of any other jurisdiction, would be held to govern the interpretation and enforcement of the Loan Documents.

Heller Financial, Inc.
Page 5
June __, 1994




3. No governmental consents, approvals, authorizations, registrations, declarations or filings are required for the execution and delivery on behalf of the Company of the Loan Documents, the payment of the Company's obligations under the Loan Documents or the creation of the liens and security interests to be created by the Loan Documents.

4. Neither the execution and delivery of the Loan Documents on behalf of the Company, the payment of the Company's obligations under the Loan Documents nor the creation of the liens and security interests to be created by the Loan Documents (i) conflicts with any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) conflicts with any judgment or order of any court or governmental authority by which the Company or any of its assets is bound, or (iii) to my knowledge, results in a breach, or the creation of any lien, charge, security interest or other encumbrance upon the Collateral under any Material Agreement.

5. Attached hereto as Schedule A is a list of all actions, suits or proceedings outstanding against the Company as of the date hereof. Except as disclosed in the Company's report on Form 10-K for the fiscal year ended December 25, 1993 filed with the Securities and Exchange Commission on March 25, 1994, no material action, suit or proceeding has been initiated or, to my knowledge, threatened in writing against the Company.

6. None of the equipment identified on the list of equipment attached to the Addendum is currently subject to any security interest granted by the Company to any third party pursuant to any Material Agreement or to any lease to the Company by a third party.

V.

I further advise you that:

A. As noted, the enforceability of the Loan Documents is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness (in certain circumstances) and good faith and fair dealing. As applied to the Loan Documents, these principles will require the Lender to act, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Loan Documents and will preclude the Lender from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

Heller Financial, Inc.
Page 6
June __, 1994




B. The enforceability of the Loan Documents, to the extent that it is governed by the law of the State of California, is subject to the effects of (i) Section 1102 of the California Uniform Commercial Code (the "Code"), which provides that obligations of good faith, diligence, reasonableness and care prescribed by the Code may not be disclaimed by agreement although the parties may by agreement determine the standards by which the performance of such obligations is to be measured if such standards are not manifestly unreasonable and (ii)
Section 1203 of the Code, which imposes an obligation of good faith in the performance or enforcement of a contract.

C. The effectiveness of indemnities, exculpatory provisions and waivers of the benefits of statutory provisions may be limited and indeed unenforceable on public policy grounds.

D. Section 1717 of the California Civil Code provides that, in any action on a contract where the contract specifically provides that attorneys' fees and costs incurred to enforce that contract shall be awarded either to one of the parties or to the prevailing party, then the party who is determined to be the party prevailing in the action, whether that party is the party specified in the contract or not, shall be entitled to reasonable attorneys' fees in addition to other costs.

E. Provisions of the Loan Documents requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

F. The enforceability of the Loan Documents will be subject to statutory and other legal requirements generally applicable to a lender exercising remedies relating to its collateral; I do believe, however, that the remedies available to the Lender under the Loan Documents are adequate for the practical realization of the rights and benefits intended to be provided thereby.

G. Provisions of the Loan Documents regarding the Lender's right to apply proceeds of fire or other casualty insurance policies or awards of damages in condemnation proceedings against the Company's secured obligations may not be enforceable unless the Lender's application of such proceeds or damages is reasonably necessary to protect the Lender's security.

Heller Financial, Inc.
Page 7
June __, 1994




This opinion is rendered to you in connection with the Agreement and is solely for your benefit and that of your assignees and participants, if any. This opinion may not be relied upon by any other person, firm, corporation or other entity without my prior written consent. I disclaim any obligation to advise you of any change of law that occurs, or any facts of which I become aware, after the date of this opinion.

Very truly yours,



Thomas F. Mulvaney
Vice President and General Counsel

TFM/mlm

                                   SCHEDULE A



          Emerging Technology Sales v. VLSI Technology, Inc. ("VLSI")

                       Catherine Martinez EEOC Complaint

                 Texas Instruments vs. Analog Devices, et al.

                                                                EXHIBIT E


VLSI TECHNOLOGY, INC.

CERTIFICATE OF SECRETARY

 I, Thomas F. Mulvaney, Secretary of VLSI Technology, Inc., a Corporation incorporated under the laws of the State of Delaware, do hereby certify that the foregoing is a full, true and correct copy of resolutions of the Board of Directors of the said corporation duly and regularly passed or adopted by the Board of Directors of said corporation in all respects as required by law, and by the by-laws of the said corporation at the regular meeting of the Board of Directors on March 11, 1994.


RESOLVED: That VLSI Technology, Inc. (the "Corporation") wishes, at its discretion, to establish equipment/property acquisition facility(ies) through the end of 1994, and possibly into 1995, and give certain officers of the Corporation the authority to negotiate and enter into one or more lease or loan lines to acquire said equipment/property on behalf of the Corporation;

RESOLVED FURTHER: That any one of the following officers of this Corporation:

Gregory K. Hinckley, its Vice President, Finance and Chief Financial Officer;
or
John C. Batty, its Vice President and Treasurer

be and they hereby are authorized to enter into one or more additional equipment/property acquisition facility(ies) not to exceed Thirty Million Dollars ($30,000,000) under terms and conditions and with companies acceptable to its officers;

RESOLVED FURTHER: That said equipment/property acquisition facility(ies) entered into by the end of 1994 may continue to be used and exercised into 1995 provided that the total equipment/property acquired under said facility(ies) does not exceed $30,000,000; and

RESOLVED FURTHER: That the proper officers of this Corporation are authorized and directed to execute all documents and to take any and all action as they may deem necessary or advisable in order to carry out and perform the purposes of these resolutions and all such prior actions taken by the officers in connection herewith are ratified and approved.


 IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary, and the seal of the Corporation as of this 16th day of June, 1994.

/s/  Thomas F. Mulvaney
         Secretary

(CORPORATE SEAL)



CERTIFICATE OF INCUMBENCY AND AUTHORITY


 I, Thomas F. Mulvaney, Secretary of VLSI Technology, Inc., a corporation incorporated under the laws of the State of Delaware (the "Corporation"), do hereby certify that on August 28, 1992 the Board of Directors of the Corporation (the "Board") elected Gregory K. Hinckley as its Chief Financial Officer and Vice President, and on February 10, 1993 the Board elected John C. Batty as its Vice President and Treasurer; and that (i) both individuals continue to serve in their respective capacities; and (ii) the signatures appearing below are their genuine signatures.


       Name                        Office or Position                  Signature
       ----                        ------------------                  ---------
Gregory K. Hinckley           Chief Financial Officer            /s/ Gregory K. Hinckley
                              and Vice President

John C. Batty                 Vice President                    /s/ John C. Batty
                              and Treasurer


 IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary, and the seal of the Corporation as of this 16th day of June, 1994.





/s/  Thomas F. Mulvaney
         Secretary

(CORPORATE SEAL)

                                   EXHIBIT"F"

                         FORM OF COMPLIANCE CERTIFICATE

June __, 1994


Heller Financial, Inc.
Attn:  Cliff Lehman, Commercial Equipment Finance Division
Suite 2250
One Montgomery Street
San Francisco, CA 94104

Re:  Compliance Certificate

Ladies and Gentlemen:

This certificate is given in accordance with of that certain Term Loan and Security Agreement dated June __, 1994 by and between VLSI Technology, Inc. ("Borrower") and Heller Financial, Inc. (as the same may be amended, supplemented or otherwise modified from time to time, the "Security Agreement"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Security Agreement. The undersigned hereby certifies, on behalf of Borrower, that:

     (a)  I am the ______________________ of Borrower;
     (b) I have reviewed the terms of the Security Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of Borrower;
     (c) The examination for the above did not disclose and I have no knowledge of the existence of any condition or event that constitutes a Default Condition or an Event of Default as of the date of this certificate except as set forth below.

          Described below (or in a separate attachment hereto) are the exceptions, if any, to paragraph (c), listing in detail, the nature of the conditions or event, the period during which it has existed and the action which Borrower has taken, is taking or proposes to take with respect to each such condition or event:

          ______________________________________________________
          ______________________________________________________
          ______________________________________________________

The foregoing certifications are made and delivered this ____ day of June, 1994.


                                   VLSI Technology, Inc.

                                   By:__________________________
                                   Name: ______________________
                                   Title:  __________________________

                              TERM PROMISSORY NOTE



$ 5,870,853.00                                                     June 17, 1994


         FOR VALUE RECEIVED, the undersigned, VLSI TECHNOLOGY, INC., a Delaware corporation organized and existing under the laws of the State of Delaware (hereinafter called "Borrower"), promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation (hereinafter called "Lender"), at its office located at 1 Montgomery Street, Suite 2250, San Francisco, California 94104, or at such other place as Lender or any holder hereof may from time to time designate, the principal sum of Five Million Eight Hundred Seventy Thousand Eight Hundred Fifty Three Dollars ($5,870,853.00), constituting the proceeds of a "Term Loan" made this date to Borrower pursuant to that certain Term Loan and Security Agreement, dated as of June 17, 1994, between Borrower and Lender, as it may have been amended heretofore and may be amended from time to time hereafter (herein, the "Loan Agreement"; capitalized terms used herein and not defined herein have the meanings assigned to them in the Loan Agreement), together with accrued interest thereon, at the Fixed Rate of 9.07% per annum (or at the Default Rate, as applicable), computed on the basis of a 360-day year comprised of 30 day months. This Note shall be paid in twenty-eight (28) consecutive equal quarterly payments of principal and interest in arrears in the amount of $285,521.66 each, payable on the first day of each of July, October, January, and April commencing on October 1, 1994, and continuing on each January 1, April 1, July 1, and October 1 thereafter (provided, however, Borrower shall make an interest only initial payment on July 1, 1994 of accrued interest from the initial Loan Disbursement Date through June 30, 1994), including a final payment, due and payable on July 1, 2001, in that amount equal to the sum of the remaining principal balance hereof plus all then accrued, but unpaid, interest thereon. This Note is one of the "Term Notes" defined and described in the Loan Agreement and is made subject to all terms and conditions thereof, which terms and conditions are incorporated herein by reference and made a part hereof. Without limiting the generality of the foregoing, this Note is subject to acceleration and mandatory prepayment, and may be voluntarily prepaid, only in accordance with, and subject to the terms of, the Loan Agreement.

         The acceptance by Lender or any holder hereof of any payment which is less than the full amount then due and owing shall not constitute a waiver of Lender's or any holder's right to receive payment in full at such time or at any prior or subsequent time.

         Unless and except as otherwise may be expressly provided in the Loan Agreement, Borrower waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection with this Note, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agrees to pay, if permitted by law, all expenses incurred in collection of this Note, including, without limitation, reasonable attorney's fees if placed with an attorney for collection, and hereby waives all benefits of valuation, appraisement and exemption laws.

         THIS NOTE SHALL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE LAWS OF CONFLICTS THEREOF.

         IN WITNESS WHEREOF, Borrower has signed this Note under seal as of the day and year first above written.


                                            "BORROWER"

                                            VLSI TECHNOLOGY, INC.
                                            (SEAL)



                                            By:  /s/ JOHN C. BATTY
                                                 ___________________________

                                            Its: Vice President & Treasurer
                                                 ___________________________


                                            Attest: /s/ THOMAS F. MULVANEY
                                                   _________________________

                                            Its:   Vice President & Secretary
                                                   _________________________

                                                                    1910047-0002



                              TERM LOAN ADDENDUM

                             Date:  June 17, 1994


         This Addendum shall be deemed incorporated into, and made part of, the Term Loan and Security Agreement, dated as of June 17, 1994, between Heller Financial, Inc. ("Lender") and VLSI Technology, Inc. ("Borrower"), as it may be amended or modified to date (the "Loan Agreement"). Capitalized terms used below, but not expressly defined below, shall have the meanings given to such terms in the Loan Agreement. This Addendum shall constitute a Loan Document.

A. APPLICATION. Borrower herewith applies for a Term Loan on the following terms:

         1. Equipment Collateral Location: San Jose, CA, and Tempe, AZ, as more particularly described on Exhibit "A".

         2.      Amount of Term Loan:  $5,870,853.00

         3.      Loan Disbursement Date:  June 17, 1994

         4.      Interest Rate Election for:

                 X        Fixed at 9.07% as of June 14, 1994

         5.      Attachments (as applicable):

                 _________Copy of related Ground or Realty Lease
                 X        Certificate of Insurance
                 X        List of Equipment with Serial Numbers and Complete
                          Description
               PROVIDED
                UNDER
               SEPARATE
                COVER     Copies of Invoices and Purchase Orders for Equipment

              PROVIDED
                UNDER
               SEPARATE
                COVER     Proof of Payment and/or vendor instructions

B. CERTIFICATIONS. To induce Lender to process the application for the Term Loan described in this Addendum, Borrower hereby certifies to Lender that: (i) as of the date of this Addendum, no Event of Default or Default Condition exists and is continuing; and none will exist on the Loan Disbursement Date for the Term Loan; (ii) all representations and warranties set forth in the Loan Agreement and in the Loan Documents remain true and correct in all material respects as of the date of this Addendum and will be true and correct in all material respects on the Loan Disbursement Date for the Term Loan; and (iii) the Equipment Collateral is in working order and has been paid for in full by Borrower or will be paid for in full on the Loan Disbursement Date with the proceeds of the Term Loan in accordance with the Pay Proceeds Instructions Letter.

                                         VLSI TECHNOLOGY, INC.


                                         By: /s/ JOHN C. BATTY
                                            ________________________________


                                         Its: Vice President & Treasurer
                                              ______________________________

                                   EXHIBIT A



  Exhibit annexed to and made a part of a certain Term Loan Addendum dated the 17th day of June, 1994 or UCC Financing Statement, by and between the undersigned.

  Description of Collateral (Quantity; New/Used; Model; General Description; and if applicable, Engine and/or Serial Number):

LOCATION:        1109 MCKAY DRIVE, SAN JOSE, CALIFORNIA   95131


  Qty.        Vendor/Model#              General Description                                  Serial Number
  ----        -------------              -------------------                                  -------------
     3        Inabata America            Synax High Speed Test Handler (Ambient/Hot            GJ-P2339
              Corporation / SX              Handler)                                           GJ-P2336
              -121H                                                                            GJ-P2342


Location:        6375 SO. RIVER PARKWAY, TEMPE, ARIZONA   85284 AND/OR
                 1109 MCKAY DRIVE, SAN JOSE, CALIFORNIA   95131


 Qty.       Vendor/Model #            General Description                                      Serial Number
 ----       --------------            -------------------                                      -------------
    1       Schlumberger              Basic ITS 9000MX Tester, 4 Mega Vectors with 256         48130
            Technologies /                Digital Pins, One Test Head.  Includes:
            ITS 9000MX                -   Chilled Air Cooled High Speed Main Frame
                                      -   Liquid Cooled Test Station
                                      -   Test System Workstation Computer:  Sun
                                          Microsystems 4/40 Desktop Workstation with 24
                                          MB of Memory, 16" Color Monitor, 669 MB
                                          Winchester Disk, 150 MB 1/4" Tape Drive,
                                          Keyboard and Mouse
                                      -   Tester Controller
                                      -   ASAP Software with Users License

    1       Schlumberger              Basic ITS 9000MX Tester, 4 Mega Vectors with 256         48129
            Technologies /                Digital Pins, One Test Head.  Includes:
            ITS 9000MX                -   Chilled Air Cooled High Speed Main Frame
                                      -   Liquid Cooled Test Station
                                      -   Test System Workstation Computer:  Sun
                                          Microsystems 4/40 Desktop Workstation with 24
                                          MB of Memory, 16" Color Monitor, 669 MB
                                          Winchester Disk, 150 MB 1/4" Tape Drive,
                                          Keyboard and Mouse
                                      -   Tester Controller
                                      -   ASAP Software with Users License

     Qty.   Vendor/Model #            General Description                                    Serial Number
     ----   --------------            -------------------                                    -------------
        1   Schlumberger              Basic ITS 9000MX Tester, 4 Mega Vectors with 256        48119
            Technologies /                Digital Pins, One Test Head.  Includes:
            ITS 9000MX                -   Chilled Air Cooled High Speed Main Frame
                                      -   Liquid Cooled Test Station
                                      -   Test System Workstation Computer:  Sun
                                          Microsystems 4/40 Desktop Workstation with 24
                                          MB of Memory, 16" Color Monitor, 669 MB
                                          Winchester Disk, 150 MB 1/4" Tape Drive,
                                          Keyboard and Mouse
                                      -   Tester Controller
                                      -   ASAP Software with Users License


In addition, all extensions, additions, improvements, betterments, replacements and substitutions acquired with proceeds, or proceeds from a voluntary or involuntary sale, liquidation or conversion of any of the foregoing; and all attachments, additions and accessions thereto; and all proceeds (including insurance proceeds) thereof.


HELLER FINANCIAL, INC.                                      VLSI TECHNOLOGY, INC.
Lender                                                      Borrower


By:   /S/  KEVIN DONOVAN                                    By:  /S/  JOHN C. BATTY
     --------------------------------------                 ----------------------------------

Title:    Vice President                                    Title:   Vice President & Treasurer
        -----------------------------------                 ----------------------------------





                                     2 of 2

                              TERM PROMISSORY NOTE



$ 8,142,210.00                                                    June 17, 1994


         FOR VALUE RECEIVED, the undersigned, VLSI TECHNOLOGY, INC., a Delaware corporation organized and existing under the laws of the State of Delaware (hereinafter called "Borrower"), promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation (hereinafter called "Lender"), at its office located at 1 Montgomery Street, Suite 2250, San Francisco, California 94104, or at such other place as Lender or any holder hereof may from time to time designate, the principal sum of Eight Million One Hundred Forty-two Thousand Two Hundred Ten Dollars($8,142,210.00), constituting the proceeds of a "Term Loan" made this date to Borrower pursuant to that certain Term Loan and Security Agreement, dated as of June 17, 1994, between Borrower and Lender, as it may have been amended heretofore and may be amended from time to time hereafter (herein, the "Loan Agreement"; capitalized terms used herein and not defined herein have the meanings assigned to them in the Loan Agreement), together with accrued interest thereon, at the Fixed Rate of 9.07% per annum (or at the Default Rate, as applicable), computed on the basis of a 360-day year comprised of 30 day months. This Note shall be paid in twenty-eight (28) consecutive equal quarterly payments of principal and interest in arrears in the amount of $395,986.29 each, payable on the first day of each of July, October, January, and April commencing on October 1, 1994, and continuing on each January 1, April 1, July 1, and October 1 thereafter (provided, however, Borrower shall make an interest only initial payment on July 1, 1994 of accrued interest from the initial Loan Disbursement Date through June 30, 1994), including a final payment, due and payable on July 1, 2001, in that amount equal to the sum of the remaining principal balance hereof plus all then accrued, but unpaid, interest thereon. This Note is one of the "Term Notes" defined and described in the Loan Agreement and is made subject to all terms and conditions thereof, which terms and conditions are incorporated herein by reference and made a part hereof. Without limiting the generality of the foregoing, this Note is subject to acceleration and mandatory prepayment, and may be voluntarily prepaid, only in accordance with, and subject to the terms of, the Loan Agreement.

         The acceptance by Lender or any holder hereof of any payment which is less than the full amount then due and owing shall not constitute a waiver of Lender's or any holder's right to receive payment in full at such time or at any prior or subsequent time.

         Unless and except as otherwise may be expressly provided in the Loan Agreement, Borrower waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection with this Note, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agrees to pay, if permitted by law, all expenses incurred in collection of this Note, including, without limitation, reasonable attorney's fees if placed with an attorney for collection, and hereby waives all benefits of valuation, appraisement and exemption laws.

         THIS NOTE SHALL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE LAWS OF CONFLICTS THEREOF.

         IN WITNESS WHEREOF, Borrower has signed this Note under seal as of the day and year first above written.


                                               "BORROWER"

                                               VLSI TECHNOLOGY, INC.
                                               (SEAL)



                                              By: /s/ JOHN C. BATTY
                                                 _____________________________

                                              Its: Vice President & Treasurer
                                                  ____________________________


                                              Attest: /s/ T. F. MULVANEY
                                                   ___________________________

                                              Its: Vice President & Secretary
                                                   ___________________________

                                                                    1910047-0001



                              TERM LOAN ADDENDUM

                              Date:  June 17, 1994


         This Addendum shall be deemed incorporated into, and made part of, the Term Loan and Security Agreement, dated as of June 17, 1994, between Heller Financial, Inc. ("Lender") and VLSI Technology, Inc. ("Borrower"), as it may be amended or modified to date (the "Loan Agreement"). Capitalized terms used below, but not expressly defined below, shall have the meanings given to such terms in the Loan Agreement. This Addendum shall constitute a Loan Document.

A. APPLICATION. Borrower herewith applies for a Term Loan on the following terms:

         1. Equipment Collateral Location: San Antonio, TX and San Jose, CA, as more particularly described on Exhibit "A".

         2.      Amount of Term Loan:  $8,142,210.00

         3.      Loan Disbursement Date:  June 17, 1994

         4.      Interest Rate Election for:

                     X    Fixed at 9.07% as of June 14, 1994

         5.      Attachments (as applicable):

                 _________Copy of related Ground or Realty Lease
                     X    Certificate of Insurance
                     X    List of Equipment with Serial Numbers and Complete
                          Description

         Delivered under
         separate cover   Copies of Invoices and Purchase Orders for Equipment
         Delivered under
         separate cover   Proof of Payment and/or vendor instructions



B. CERTIFICATIONS. To induce Lender to process the application for the Term Loan described in this Addendum, Borrower hereby certifies to Lender that: (i) as of the date of this Addendum, no Event of Default or Default Condition exists and is continuing; and none will exist on the Loan Disbursement Date for the Term Loan; (ii) all representations and warranties set forth in the Loan

Agreement and in the Loan Documents remain true and correct in all material respects as of the date of this Addendum and will be true and correct in all material respects on the Loan Disbursement Date for the Term Loan; and (iii) the Equipment Collateral is in working order and has been paid for in full by Borrower or will be paid for in full on the Loan Disbursement Date with the proceeds of the Term Loan in accordance with the Pay Proceeds Instructions Letter.

                                            VLSI TECHNOLOGY, INC.

                                                /s/  JOHN C. BATTY
                                           By:______________________________

                                                 Vice President & Treasurer
                                           Its: ____________________________

                                   EXHIBIT A

Exhibit annexed to and made a part of a certain Term Loan Addendum dated the 17th day of June, 1994 or UCC Financing Statement, by and between the undersigned.

Description of Collateral (Quantity; New/Used; Model; General Description; and if applicable, Engine and/or Serial Number):

LOCATION:        9651 WESTOVER HILLS BLVD., SAN ANTONIO, TEXAS 78251

   Qty.    Vendor/Model #             General Description                                           Serial Number
   ----    --------------             -------------------                                           -------------
      1    Applied                     Masterfab Clean Room System (standard) including:            3203
           Materials, Inc./            -  Ultra-high vacuum Masterfab platform with dual
           Endura 5500                    robot cassette-to-cassette wafer handling
                                          system with fully automatic control system.
                                       -  Control system uses Motorola 68020 32 bit
                                          micro-processor, CRT display, self-diagnostics,
                                          host computer interface via RS232 port.
      1                                -  Combination wafer orientation and thermal degas
                                          chamber capable of flat location and alignment
                                          plus 350 degrees centigrade wafer heating for
                                          degas.
      1                                -  Wafer cool-down chamber.
      2                                -  Standard PVB chambers.
                                       -  Remote package that includes all required pumps,
                                          heat exchangers and other support facilities
                                          outside clean room.
      1                                -  50' standard umbilical cable.
                                       -  10' standard cyro helium lines.
      2                                -  Metal cassettes
                                       Custom configuration details:
                                       -  Configured for 150mm wafers.
                                       -  Refractory Metal.
      1     Applied                    Pumps for 2 Ext/PC, includes stack frame assembly.
            Materials/
            Edwards QDP
      1                                6" SMF PCI w/ PCII Chamber at C (150mm).
  1 set                                Auto Load Locks

      1     Canon USA,                 Wafer Stepper (complete system) including: Thermal           401552
            Inc./FPA-2500i3            Compact Chamber, Type IV Transport System
                                       for 6" Wafers, 20mm Square NA0.60 I-Line Lens (UL-33),
                                       Standard Illumination System, High-Speed Reticle
                                       Changer with 14 Cassettes, Die by Die Wafer Stage
                                       Tilting, 5" Reticle Capable, Printer for Console,
                                       Barcode Reader, Light Tower with 3 Lights, On-line
                                       SECS-II Spec. Software, Off-line Autojob Generation
                                       Software, Network/File Transfer Software.



                                  1 of 3

     Qty.   Vendor/Model #            General Description                                     Serial Number
     ----   --------------            -------------------                                     -------------
        1   Lam Research              Advanced Capability Submicron Oxide Etching             2768
            Corporation /             System with Isotropic Etch Module.  Configured as
            Rainbow 4526i             follows:
                                      -   Configured for 6" wafer
                                      -   650 Watt Solid State, Water Cooled Remote,
                                          Isotropic Chamber, HF RF Generator
                                      -   2.2 kW Solid State, Main Chamber LF RF
                                          Generator
                                      -   Single Enhanced Monchromator for Endpoint
                                          Detection
                                      -   Low Pressure High-Conductance Chamber
                                          Maniforl and Valving
                                      -   Low Pressure Chamber Hardware
                                      -   Dual-Channel Remote Electrode Temperature
                                          Control Unit under Recipe Control
                                      -   Integrated Isotropic Etch Chamber
                                      AC Remote Control Box
                                      Bulkhead Mtg Inst.
                                      Low Frequency Autotune III



LOCATION:        1109 MCKAY DRIVE, SAN JOSE, CALIFORNIA   95131



     Qty.   Vendor/Model #            General Description                                     Serial Number
     ----   --------------            -------------------                                     -------------
        1   Tencor                    Automatic Patterned Wafer Inspect Ion System            1193-404
            Instruments /             consisting of the following:
        1   Surfscan 7600             -   Vacuum Chuck 125mm
        1                             -   Vacuum Chuck 150mm
        1                             -   SECS II Interface
        2                             -   HP Paintjet Color Printers
        1                             Surfscan Swift Station, LEICA MIS Off Line
                                      Revisit Station:
        1                             -   5X PL Fluotor
        1                             -   10X PL Fluotor
        1                             -   20X PL Fluotor
        1                             -   50X PL APO
        1                             -   100X PL APO
        1                             -   150X PL APO
        1                             -   ICR PRISM TURRET
        1                             -   Polarizer ICR
        1                             -   Analyzer ICR
        1                             -   Confocal Module
        1                             -   HG Lamp 100W
        1                             -   Transformer Color Video System including
        1   Sony / UP5000                            Color Video Printer
        1   DEC / SFS 7X00                           DEC Net Interface                        1193-149



                                    2 of 3

     Qty.   Vendor/Model #            General Description                                     Serial Number
     ----   --------------            -------------------                                     -------------
        1   AG Associates/            Rapid Thermal Processor configured as follows:          81081F94044
            Heatpulse 8108
                                      -   200V/208V/ 60 HZ
                                      -   Non Contact, Slip-Free Flat Finder
                                      -   Tray Option, 5IN Slip Free
                                      -   Extended Range Pyrometer (ERP)
                                      -   Swivel Cassettes
                                      -   6 Line Gas Panel
                                      -   ETC, 5IN R-Type, 115V, 50/60HZ
                                      -   RTO Process
                                      -   System Closed Loop Cooling Heat Exchanger
                                      -   Point of Use Facility Gauges
                                      -   Emissivity/Temperature Calibrator (ETC)
                                      -   Quartz Pak, Double Baffle Tube
                                      -   Left GUI Panel
                                      -   Industrial PC

        1   Kokusai Electric          Doped Poli-Si 5" Vertical Furnace (L Type)              T1DC2-02654
            Co./DJ-802V               including SMIF Compatability



In addition, all extensions, additions, improvements, betterments, replacements and substitutions acquired with proceeds, or proceeds from a voluntary or involuntary sale, liquidation or conversion of any of the foregoing; and all attachments, additions and accessions thereto; and all proceeds (including insurance proceeds) thereof.


HELLER FINANCIAL, INC.                                      VLSI TECHNOLOGY, INC.
Lender/Secured Party                                        Borrower/Debtor


By:  /s/  KEVIN DONOVAN                                    By:  /s/  JOHN C. BATTY
     --------------------------------                           -------------------------------------

Title:  Vice President                                    Title:   Vice President & Treasurer
        -----------------------------                              ---------------------------------




                                         3 of 3

                              TERM PROMISSORY NOTE



$ 3,111,250.51                                                     June 30, 1994


         FOR VALUE RECEIVED, the undersigned, VLSI TECHNOLOGY, INC., a Delaware corporation organized and existing under the laws of the State of Delaware (hereinafter called "Borrower"), promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation (hereinafter called "Lender"), at its office located at 1 Montgomery Street, Suite 2250, San Francisco, California 94104, or at such other place as Lender or any holder hereof may from time to time designate, the principal sum of Three Million One Hundred Eleven Thousand Two Hundred Fifty and 51/100 Dollars ($3,111,250.51), constituting the proceeds of a "Term Loan" made this date to Borrower pursuant to that certain Term Loan and Security Agreement, dated as of June 17, 1994, between Borrower and Lender, as it may have been amended heretofore and may be amended from time to time hereafter (herein, the "Loan Agreement"; capitalized terms used herein and not defined herein have the meanings assigned to them in the Loan Agreement), together with accrued interest thereon, at the Fixed Rate of 9.37% per annum (or at the Default Rate, as applicable), computed on the basis of a 360-day year comprised of 30 day months. This Note shall be paid in twenty-eight (28) consecutive equal quarterly payments of principal and interest in arrears in the amount of $152,763.34 each, payable on the first day of each of July, October, January, and April commencing on October 1, 1994, and continuing on each January 1, April 1, July 1, and October 1 thereafter (provided, however, Borrower shall make an interest only initial payment on July 1, 1994 of accrued interest from the initial Loan Disbursement Date through June 30, 1994), including a final payment, due and payable on July 1, 2001, in that amount equal to the sum of the remaining principal balance hereof plus all then accrued, but unpaid, interest thereon. This Note is one of the "Term Notes" defined and described in the Loan Agreement and is made subject to all terms and conditions thereof, which terms and conditions are incorporated herein by reference and made a part hereof. Without limiting the generality of the foregoing, this Note is subject to acceleration and mandatory prepayment, and may be voluntarily prepaid, only in accordance with, and subject to the terms of, the Loan Agreement.

         The acceptance by Lender or any holder hereof of any payment which is less than the full amount then due and owing shall not constitute a waiver of Lender's or any holder's right to receive payment in full at such time or at any prior or subsequent time.

         Unless and except as otherwise may be expressly provided in the Loan Agreement, Borrower waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection with this Note, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agrees to pay, if permitted by law, all expenses incurred in collection of this Note, including, without limitation, reasonable attorney's fees if placed with an attorney for collection, and hereby waives all benefits of valuation, appraisement and exemption laws.

         THIS NOTE SHALL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE LAWS OF CONFLICTS THEREOF.

         IN WITNESS WHEREOF, Borrower has signed this Note under seal as of the day and year first above written.




                                               "BORROWER"

                                               VLSI TECHNOLOGY, INC.
                                               (SEAL)



                                              By: /s/ JOHN C. BATTY
                                                 ____________________________

                                              Its: Vice President & Treasurer
                                                 ____________________________


                                              Attest: /s/ THOMAS F. MULVANEY
                                                    _________________________

                                              Its: Vice President & Secretary
                                                 ____________________________

                                                                    1910047-0003



                              TERM LOAN ADDENDUM

                              Date:  June 30, 1994


         This Addendum shall be deemed incorporated into, and made part of, the Term Loan and Security Agreement, dated as of June 17, 1994, between Heller Financial, Inc. ("Lender") and VLSI Technology, Inc. ("Borrower"), as it may be amended or modified to date (the "Loan Agreement"). Capitalized terms used below, but not expressly defined below, shall have the meanings given to such terms in the Loan Agreement. This Addendum shall constitute a Loan Document.

A. APPLICATION. Borrower herewith applies for a Term Loan on the following terms:

         1. Equipment Collateral Location: San Jose, CA, and Tempe, AZ, as more particularly described on Exhibit "A".

         2.      Amount of Term Loan:  $3,111,250.51

         3.      Loan Disbursement Date:  June 30, 1994

         4.      Interest Rate Election for:

                   X    Fixed at 9.37% as of June 29, 1994

         5.      Attachments (as applicable):

                  N/A   Copy of related Ground or Realty Lease
                   X    Certificate of Insurance
                   X    List of Equipment with Serial Numbers and Complete
                          Description
            RECEIVED
             UNDER
            SEPARATE
             COVER      Copies of Invoices and Purchase Orders for Equipment
                   X    Proof of Payment and/or vendor instructions



B. CERTIFICATIONS. To induce Lender to process the application for the Term Loan described in this Addendum, Borrower hereby certifies to Lender that: (i) as of the date of this Addendum, no Event of Default or Default Condition exists and is continuing; and none will exist on the Loan Disbursement Date for the Term Loan; (ii) all representations and warranties set forth in the Loan Agreement and in the Loan Documents remain true and correct in all material respects as of the date of this Addendum and will be true and correct in all material respects on the Loan Disbursement Date for the Term Loan; and (iii) the Equipment Collateral is in working order and has been paid for in full by Borrower or will be paid for in full on the Loan Disbursement Date with the proceeds of the Term Loan in accordance with the Pay Proceeds Instructions Letter.



                                              VLSI TECHNOLOGY, INC.


                                              By: /s/ JOHN C. BATTY
                                                 ____________________________

                                              Its: Vice President & Treasurer
                                                   __________________________

                                   EXHIBIT A

Exhibit annexed to and made a part of a certain Term Loan Addendum dated the 30th day ofJune, 1994 or UCC Financing Statement, by andbetween the undersigned.

Description of Collateral (Quantity; New/Used; Model; General Description; and if applicable, Engine and/or Serial Number):

LOCATION:        9651 WESTOVER HILLS BLVD., SAN ANTONIO, TEXAS 78251

Qty.       Vendor/Model #            General Description                                         Serial Number
- ----       --------------            -------------------                                         -------------
   1       Applied Materials,        Masterfab Clean Room System (standard) including:           3246
           Inc./ Endura 5500         -  Ultra-high vacuum Masterfab platform with dual
                                        robot cassette-to-cassette wafer handling system
                                        with fully automatic control system.
                                     -  Control system uses Motorola 68020 32 bit micro-
                                        processor, CRT display, self-diagnostics, host
                                        computer interface via RS232 port.
   1                                 -  Combination wafer orientation and thermal degas
                                        chamber capable of flat location and alignment
                                        plus 350 degree centigrade wafer heating for degas.
   1                                 -  Wafer cool-down chamber.
   2                                 -  Standard PVD chambers.
                                     -  Remote package that includes all required pumps,
                                        heat exchangers and other support facilities which
                                        can be located outside clean room.
   1                                 -  50' standard umbilical cable.
                                     -  10' standard cyro helium lines.
   2                                 -  Metal cassettes
                                     Custom configuration details:
                                     -  Configured for 150mm wafers.
                                     -  Refractory Metal.
   1       Applied Materials/        Pumps for 2 Ext/PC, includes stack frame assembly.
           Edwards QDP
   1                                 6" SMF PCI w/ PCII Chamber at C (150mm).
 1 set                               Auto Load Locks.

In addition, all extensions, additions, improvements, betterments, replacements and substitutions acquired with proceeds, or proceeds from a voluntary or involuntary sale, liquidation or conversion of any of the foregoing; and all attachments, additions and accessions thereto; and all proceeds (including insurance proceeds) thereof.

HELLER FINANCIAL, INC.                                      VLSI TECHNOLOGY, INC.
Lender/Secured Party                                        Borrower/Debtor

By:  /s/  GRANT S. YOUNG                                    By:  /s/  JOHN C. BATTY
     --------------------------------------                      -------------------------------------

Title:  Assistant Vice President                            Title:  Vice President & Treasurer
        -----------------------------------                         ----------------------------------